                                                                   EXHIBIT 10.25

            [LETTERHEAD OF BEDFORD PROPERTY INVESTORS APPEARS HERE]




                            BUSINESS PARK NET LEASE

                               TABLE OF CONTENTS

 1.  SALIENT LEASE TERMS.................................................   1
 2.  PREMISES............................................................   2
 3.  TERM................................................................   3
 4.  PRE-TERM POSSESSION.................................................   3
 5.  DELAY IN DELIVERY OF POSSESSION.....................................   4
 6.  MINIMUM RENT........................................................   4
 7.  TAXES...............................................................   4
 8.  COMMON AREAS AND COMMON AREA COSTS..................................   6
 9.  ASSIGNMENT AND SUBLETTING...........................................   8
10.  PROPERTY INSURANCE..................................................  12
11.  LIABILITY INSURANCE.................................................  13
12   INSURANCE POLICY REQUIREMENTS.......................................  14
13.  LESSEE INSURANCE DEFAULT............................................  14
14.  INDEMNIFICATION, WAIVER OF CLAIMS AND SUBROGATION.................... 14
15.  DESTRUCTION.........................................................  16
16.  ACCORD AND SATISFACTION.............................................  17
17.  SECURITY DEPOSIT....................................................  17
18.  USE.................................................................  18
19.  COMPLIANCE WITH LAWS AND REGULATIONS................................  18
20.  UTILITIES...........................................................  24
21.  ALTERATIONS.........................................................  25
22.  MAINTENANCE AND REPAIRS.............................................  27
23.  CONDEMNATION........................................................  28
24.  EMPLOYEE PARKING....................................................  29
25.  ABANDONMENT.........................................................  30
26.  ENTRY BY LESSOR.....................................................  30
27.  SIGNS...............................................................  30
28.  DEFAULT.............................................................  30
29.  REMEDIES UPON DEFAULT...............................................  31
30.  FORFEITURE OF PROPERTY AND LESSOR'S LIEN............................  33
31.  SURRENDER OF LEASE..................................................  34
32.  LESSOR'S EXCULPATION................................................  34
33.  ATTORNEYS' FEES.....................................................  34
34.  NOTICES.............................................................  35
35.  SUBORDINATION.......................................................  35
36.  ESTOPPEL CERTIFICATES...............................................  36
37.  WAIVER..............................................................  36
38.  HOLDING OVER........................................................  37
39.  SUCCESSORS AND ASSIGNS..............................................  37
40.  TIME................................................................  37
41.  EFFECT OF LESSOR'S CONVEYANCE.......................................  37
42.  TRANSFER OF SECURITY................................................  37
43.  CORPORATE AUTHORITY.................................................  37
44.  WAIVER OF CALIFORNIA CODE SECTIONS..................................  38
45.  WASTE...............................................................  38
46.  BANKRUPTCY..........................................................  38
47.  LATE CHARGES........................................................  39
48.  MORTGAGEE PROTECTION................................................  40
49.  MISCELLANEOUS PROVISIONS............................................  40

                            BUSINESS PARK NET LEASE

                            1. SALIENT LEASE TERMS

THIS LEASE is dated for reference purposes only this 10th day of December, 1997.

     1.1  RENT PAYMENT:                 Bedford Property Investors, Inc.
                                        Lockbox # 73048 - Westinghouse
                                        P.O. Box 60000
                                        San Francisco, CA 94169-3048

     1.2  PARTIES AND NOTICE ADDRESS:   Lessor:
                                        BEDFORD PROPERTY INVESTORS, INC.
                                        270 Lafayette Circle
                                        Lafayette, CA 94549

                                        Lessee:
                                        CREDENCE SYSTEMS CORPORATION
                                        215 Fourier Avenue
                                        Fremont, CA 94539
                                        (If more than one party, then the
                                        obligations here-under shall be joint
                                        and several.)
                                                                 (Section 49.12)

     1.3  PREMISES:                     (A)  Name and Location of Complex:
                                        47513 Westinghouse Drive
                                        Fremont, CA 94539

                                        (B)  Leased Premises:
                                        47513 Westinghouse Drive, Suite number
                                        to be determined,
                                        Fremont, CA 94539, as further delineated on Exhibit B attached hereto

                                        (C)  Approximately Thirty Five Thousand
                                        One Hundred Thirty Two (35,132) square
                                        feet.
                                                                   (Section 2.2)

     1.4  TERM:                         (A)  Commencing upon March 1, 1998 (the
                                        "Commencement Date")

                                        (B)  Eighty-Four (84) months
                                                                   (Section 3.1)

     1.5  RENT:                         (A)  Minimum Rent:
                                        Commencement Date-Month 12:
                                         $43,212.36/month
                                        Month 13-Month 24: $44,968.96/month
                                        Month 25-Month 36: $46,725.56/month
                                        Month 37-Month 48: $48,482.16/month
                                        Month 49-Month 60: $50,238.76/month
                                        Month 61-Month 72: $51,995.36/month
                                        Month 73-Month 84: $53,751.96/month
                                                                   (Section 6.1)

                                        (B)  Advance Rent: $43,213.00
                                                                   (Section 6.2)

     1.6  SECURITY DEPOSIT:             None
                                                                  (Section 17.1)

     1.7  USE:                          Premises used solely for general offices
                                        for engineering and other legal related
                                        uses
                                                                  (Section 18.1)

     1.8  INITIAL PRO RATA %:           53.73%
                                                                   (Section 8.3)



    /s/ MM                                                          /s/ WRB
________________                                                ________________
LESSORS INITIALS                                                LESSEE'S INITALS

     1.9  DECLARATION OF RESTRICTIONS:  Date of Recordation: July 11, 1980
                                        Document Number: 80-117610
                                                                   (Section 2.4)

     1.10 CONTENTS:                     This Lease consists of:
                                        Pages 1 through 30
                                        Sections 1 through 49.17
                                        Addenda: Option to Extend the Term
                                        Exhibits:
                                        A - Legal Description of Complex
                                        B - Plan of Complex Showing Location of
                                            Leased Premises
                                        C - Construction Obligations
                                        D - Acknowledgment of Commencement of
                                            Term
                                        E - Rules and Regulations

     The above terms are incorporated in this Lease as indicated above and referenced herein.

     Definitions of the terms in this Lease appear in the following sections: alterations, 21.2; Award, 23.1(c); bankruptcy event, 46.1; Building, 2.2; Capital Costs, 8.4; Common Area Costs, 8.4; Common Areas, 8.1; Complex, 2.2; Complex Insurance Premium, 10.3(a); Condemnation, 23.1(a); Condemnor, 23.1(d); Date of taking, 23.1(b); debtor, 46.1(a); Decision Period, 23.4; employee parking, 24.1; Environmental Laws, 19.3(a); Hazardous Materials, 19.3(a); Hazardous Use, 19.3(b); HVAC, 22.2; Leased Premises, 2.2; Lines, 2.2; Minimum Rent, 6.1; Nonterminating Party, 23.4; notice, 34.2; obligor, 34.3; person, 49.2; Plans, 21.2(b); pro rata %, 8.3; Real Property Taxes, or Taxes, 7.1; rent or rental, 29.2(a); Rentable Area, 9.6; Report, 19.3(c); restrictions, 2.3; Security Deposit, 6.2; tax bill, 7.4; Term, 1.4; Terminating Party, 23.4; Termination Notice, 9.6; Transfer of the Leased Premises, or Transfer, 9.2; uninsured property loss, 15.1; Usable Area, 9.6; Wetlands, 19.4; Wetlands Laws, 19.4; worth at the time of award, 29.2(b).


                                 2.   PREMISES

     2.1  DEMISING CLAUSE.

     Lessor hereby leases to Lessee, and Lessee hires from Lessor a portion of the Complex as hereinafter defined.

     2.2  DESCRIPTION.

     The term "Complex" shall refer to that parcel of real property of which the Leased Premises forms a part, together with the parcel or parcels in common ownership therewith and contiguous thereto. The Complex is described with particularity in Exhibit A attached hereto and made a part hereof by reference, and described generally in Section 1.3(A) hereof The Complex contains, among other things, communications, computer, audio and video, security and electrical (other than electrical wiring terminating at or connected to Building standard electrical outlets), cables, wires, duct work, sensors, switching equipment, control boxes and related improvements at the Complex, Building or the Leased Premises ("Lines"). The premises leased herein are described in Section 1.3(B) and delineated on Exhibit B, which is attached hereto and made a part hereof by reference, consisting of the approximate amount of square footage as specified in Section 1.3(C) hereof (the "Leased Premises.") The term "Building" shall refer to the Building in which the Leased Premises are located. Lessee acknowledges that Lessor may change the shape, size, location, number and extent of the improvements to any portion of the Complex (except for the interior of the Leased Premises) without consent of Lessee and without affecting Lessee's obligations hereunder. Lessor reserves the area beneath and above the Building as well as the exterior thereof together with the right to install, maintain, use, repair and replace pipes, ducts, conduits, wires, and structural elements leading through the Leased Premises serving other parts of the Complex, so long as such items are concealed by walls, flooring or ceilings. Such reservation in no way affects the maintenance obligations imposed herein, nor shall such reservation alter the parties' responsibilities and obligations set forth in this Lease regarding "Hazardous Materials" (as defined in Section 19.3(a) below).

     2.3  COVENANTS, CONDITIONS AND RESTRICTIONS.

     The parties agree that this Lease is subject to the effect of (a) any covenants, conditions, restrictions, easements, mortgages or deeds of trust, ground leases, rights of way of record, and any other matters or documents of record; (b) any zoning laws of the city, county and state where the Complex is situated; and (c) general and special taxes not delinquent. Lessee agrees that as to its leasehold estate, Lessee and all persons in possession or holding under Lessee will conform to and will not violate the terms of any covenants, conditions or restrictions of record which may now or hereafter encumber the property (hereinafter the "restrictions"). This Lease is subordinate to the restrictions and any amendments or modifications thereto.

     2.4  DECLARATION OF RESTRICTIONS.

     The Leased Premises are subject to a Declaration of Restrictions as referenced in Section 1.9 hereof.

    /s/ MM                                                          /s/ WRB
________________                                                ________________
LESSORS INITIALS                                                LESSEE'S INITALS

                                    3. TERM

     3.1  COMMENCEMENT DATE.

     The term of this Lease shall commence on the date specified in Section 1.4(A) hereof and shall be for the Term specified in Section 1.4(B) hereof, plus any partial month at the commencement of the Term.

     3.2  ACKNOWLEDGMENT OF COMMENCEMENT

     After delivery of the Leased Premises to Lessee, Lessee shall execute a written acknowledgment of the date of commencement in the form attached hereto as Exhibit D and by this reference it shall be incorporated herein.

                           4.   PRE-TERM POSSESSION

     4.1  CONDITIONS OF ENTRY.

     Lessor shall provided Lessee with access to the Leased Premises as soon as reasonably possible following the full execution hereof, so that Lessee may begin construction of the Tenant Improvements (as defined in Exhibit C hereto) within the Leased Premises. Lessee may thereupon enter the Leased Premises for such purposes at its own risk, to make such Tenant Improvements as Lessee shall have the right to make and to install fixtures, supplies, inventory and other property.

     During the course of any pre-term possession, all terms and conditions of this Lease, except for rent and commencement, shall apply, particularly with reference to indemnity by Lessee of Lessor under Article 14 herein for all occurrences within or about the Leased Premises.

                      5. DELAY IN DELIVERY OF POSSESSION

     5.1  DELAY.

     If Lessor, for any reason whatsoever, cannot deliver possession of the Leased Premises to Lessee following the full execution hereof; this Lease shall not be void or voidable, nor shall Lessor be liable for any loss or damage resulting therefrom, but in that event, there shall be an abatement of rent covering the period between the full execution of this Lease and the time when Lessor can deliver possession. The Commencement Date and the Term shall be extended by such delay for an equal period.

                               6.   MINIMUM RENT

     6.1  PAYMENT.

     Lessee shall pay to Lessor at the address specified in Section 1.1 or at such other place as Lessor may otherwise designate, as "Minimum Rent" for the Leased Premises the amount specified in Section 1.5(A) hereof; payable in advance on the first day of each month during the Term. If the Term commences on other than the first day of a calendar month, the rent for the first partial month shall be prorated accordingly.

     All payments of Minimum Rent (including sums defined as rent in Section 29.2) shall be in lawful money of the United States, and payable without deduction, setoff, offset, counterclaim, recoupment, notice or demand.

     6.2  ADVANCE RENT.

     The amount specified in Section 1.5(B) hereof is paid herewith to Lessor upon execution of this Lease as advance rent, receipt of which is hereby acknowledged, provided, however, that such amount shall be held by Lessor as a "Security Deposit" pursuant to Section 17.1 hereof until it is applied by Lessor to the first Minimum Rent due hereunder.

     6.3  LATE PAYMENT.

     If during any twelve (12) month period Lessee fails on more than one occasion to make any payment of Minimum Rent to Lessor on the date when it is due, then Lessor may, by giving written notice to Lessee, require that Lessee pay the Minimum Rent to Lessor quarterly in advance.

                                   7. TAXES

     7.1  DEFINITION.

     In this Article 7 the terms "Real Property Taxes" and "Taxes" are used interchangeably. "Real Property Taxes" as used in this Lease shall include all Real Property Taxes on the Building, the Complex, the land on which the Building is situated, and the various estates in the Building and the land, including this Lease, as well as all personal property taxes levied on the property used in the operation of the Building or land, whether or not now customary or within the

    /s/ MM                                                          /s/ WRB
________________                                                ________________
LESSORS INITIALS                                                LESSEE'S INITALS
contemplation of the parties to this Lease. "Taxes" also shall include the reasonable cost to Lessor of contesting the amount, validity, or applicability of any Taxes mentioned in this Section. Further included in the definition of Taxes herein shall be general and special assessments, fees of every kind and nature, commercial rental tax, levy, penalty or tax (other than inheritance or estate taxes) imposed by any authority having the direct or indirect power to tax, as against any legal or equitable interest of Lessor in the Leased Premises or in the real property of which the Leased Premises are a part, as against Lessor's right to rent or other income therefrom, or as against Lessor's business of leasing the Leased Premises, any tax, fee, or charge with respect to the possession, leasing, transfer of interest, operation, management, maintenance, alteration, repair, use, or occupancy by Lessee, of the Leased Premises or any portion thereof, the Building, or the Complex, or any tax imposed in substitution, partially or totally, for any tax previously included within the definition of Taxes herein, or any additional tax, the nature of which may or may not have been previously included within the definition of Taxes. The term "Real Property Taxes" or "Taxes" shall not include any tax which may be levied upon or against the net income or profits of Lessor or its successors or assigns.

     7.2  ASSESSMENTS.

     With respect to any general or special assessments which may be levied upon or against the Leased Premises, the Building, the Complex, or the underlying realty, or which may be evidenced by improvement or other bonds, and which may be paid in annual or semi-annual installments, only the current amount of such installment, prorated for any partial year, and statutory interest, shall be included within the computation of Taxes for which Lessee is responsible hereunder.

     7.3  PRORATION.

     Lessee shall pay, as additional rent to Lessor along with its monthly payment of Minimum Rent hereunder, its estimated "pro rata share" (as defined below) of all Real Property Taxes stated in the tax bill in which the Leased Premises are included, including the parking and Common Areas, as well as the improvements on all of said land, or otherwise arising under the provisions of this Article, in accordance with Section 7.4, below. The term "tax bill" as used herein shall mean the tax bill which includes the Leased Premises, or a group of tax bills aggregated at the option of Lessor, so long as all such bills relate to the Complex. "Pro rata share" is defined as that fraction the numerator of which is the square footage in the Leased Premises and the denominator of which is the net leasable area included within the tax bill.

     7.4  ESTIMATED PAYMENTS.

     Lessor shall estimate the amount of Taxes next due and collect from Lessee on a monthly basis, along with Lessee's payment of Minimum Rent hereunder, the amount of Lessee estimated pro rata share of Taxes. On or before March 1 of each year during the Term, Lessor shall provide Lessee with a reconciliation of Lessee's account with respect to such estimated Tax payments. In event it is established upon such reconciliation that Lessee has not paid sufficient amount in estimated Tax payments to cover its pro rata share for the year in question, Lessee shall pay to Lessor the full amount of any such shortage within ten (10) days of date of billing. If it is established that Lessee has made an overpayment of its Tax obligation upon such reconciliation, Lessee shall receive, at Lessor's option, either a credit applicable to the next ensuing estimated tax payments, or a credit to a tax reserve account to be held by Lessor for application to sums due in respect of reassessment or escape assessments applicable to the period in question, but yet to be billed.

     7.5  PERSONAL PROPERTY AND OTHER TAXES.

     Lessee shall pay prior to delinquency all Taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Leased Premises or elsewhere. When possible, Lessee shall cause such trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. Lessee shall also pay prior to delinquency all Taxes and other taxes in connection with any testing, investigation, abatement, remediation, removal, transportation and/or disposal of any Hazardous Materials by Lessee, its employees, agents, representatives, contractors, invitees, subtenants and/or assigns (or by Lessor, pursuant to any provision of this Lease granting to Lessor the right to do any of the foregoing and to bill Lessee therefor). For purposes of this Section 7.5, the terms "Taxes" and "taxes" shall include, but not be limited to, any fees, charges, fines, penalties and costs (including, without limitation, permit, approval or licensing fees, charges or costs). If any of Lessee's said personal property shall be assessed with Lessor's real property, or if any other Taxes or taxes which are payable by Lessee pursuant to this Lease or otherwise are assessed against Lessor or Lessor's real property, Lessee shall pay Lessor the Taxes and other taxes attributable to Lessee within ten (10) days after receipt of a written statement setting forth the Taxes and other taxes attributable to Lessee.

     7.6  NET RENT.

     It is the intention of Lessor and Lessee that the rental received by Lessor be net of any Taxes of any sort to be paid by Lessor, subject to the exclusions stated in Section 7.1. In the event it shall not be lawful for Lessee to reimburse Lessor for any of the Taxes covered by this Article, the Minimum Rent payable to Lessor under the terms of this Lease shall be increased by the amount of the portion allocable to Lessee so as to net to Lessor the amount which would have been receivable by Lessor if such tax had not been imposed.

    /s/ MM                                                          /s/ WRB
________________                                                ________________
LESSORS INITIALS                                                LESSEE'S INITALS

                     8. COMMON AREAS AND COMMON AREA COSTS

     8.1  DEFINITION OF COMMON AREAS.

     The term "Common Areas" as used herein means all areas and facilities outside the Leased Premises, within the exterior boundaries of the Complex, that are provided and designated by Lessor from time to time for the general use and convenience of Lessee and of other tenants of Lessor having the common use of such areas, and their respective authorized representatives and invitees. Common Areas include, without limitation, driveways, parking areas, sidewalks, and landscaped areas, all as generally described on Exhibit B attached hereto. Exhibit B is tentative and Lessor reserves the right to make alterations thereto from time to time.

     8.2  RIGHTS AND DUTIES OF LESSOR.

     Lessor shall, in a manner it deems proper in its reasonable opinion, maintain the Common Areas, establish and enforce reasonable rules and regulations concerning such areas, close any of the Common Areas to whatever extent required in the opinion of Lessor's counsel to prevent a dedication of any of the Common Areas or the accrual of any rights of any person or of the public to the Common Areas, close temporarily any of the Common Areas for maintenance purposes, and make changes to the Common Areas including, without limitation, changes in the location of driveways, entrances, exits, vehicular parking spaces, parking area, the designation of areas for the exclusive use of others, the direction of the flow of traffic or construction of additional Buildings thereupon. Lessee hereby acknowledges that Lessor is under no obligation to provide security for the Common Areas but may do so at its option.

     8.3  PAYMENT BY LESSEE.

     Lessee shall pay to Lessor, as additional rent along with its payment of Minimum Rent hereunder, its monthly estimated "pro rata %" (as defined below) of Common Area Costs as hereinafter defined, in accordance with Section 8.5, below. Lessee's "pro rata %" shall be that fraction of Common Area Costs the numerator of which is the number of square feet in the Leased Premises and the denominator of which is the net leasable area of buildings in the Complex having the use of the Common Areas. Lessee's initial pro rata % of Common Area Costs is stated in
Section 1.8. Notwithstanding the preceding provisions of this Section 8.3, Lessee's pro rata % as to certain expenses included in Common Area Costs may be calculated differently to yield a higher pro rata % for Lessee as to certain expenses in the event Lessor permits other tenants or occupants in the Complex to incur such expenses directly rather than have Lessor incur the expense in common for the Complex. In such case Lessee's pro rata % of the applicable expense shall be calculated as having as its denominator the net leasable area of all premises in the Complex less the net leasable area of tenants who have incurred such expense directly. Furthermore, in the event Lessee consumes extraordinary amounts of any provided utility or other service as determined in Lessor's good faith judgment, Lessee's pro rata % for such utility or service may, at Lessor's election, be based on usage as opposed to square footage, that is, Lessee's pro rata % of such a utility or service would be calculated as having as its denominator the total usage of such utility or service in the Complex (or Building as the case may be), and having as its numerator Lessee's usage of such utility or service, as determined by Lessor in its sole good faith judgment. in any case where Lessee, with Lessors consent, incurs such expenses directly, Lessee's pro rata % of Common Area Costs will be calculated specially so that expenses of the same character which are incurred by Lessor for the benefit of other tenants in the Complex shall not be prorated to Lessee. If repairs are required for systems exclusively serving the Leased Premises (whether within or outside of said Leased Premises), Lessee shall pay one hundred percent (100%) of such repair costs. Nothing herein shall imply that Lessor will permit Lessee or any other tenant of the Complex to incur Common Area Costs. Any such permission shall be in the sole discretion of Lessor, which Lessor may grant or withhold in its arbitrary judgment.

     8.4  DEFINITION OF COMMON AREA COSTS.

     "Common Area Costs" means all sums (including "Capital Costs" as hereinafter defined and to the extent stated herein) expended by Lessor, its agents, contractors and employees for operating, maintaining, repairing, replacing and administering of the Complex, including, without limitation, painting the exterior walls of the buildings in the Complex, equipping, policing and protecting, lighting, providing sanitation and sewer and other services, insuring (including self-insurance and the payment of premiums and deductible amounts under property and liability insurance policies), repairing, replacing and maintaining the (i) Common Areas and (ii) all buildings and roofs within the Complex, and (iii) all other areas, facilities and buildings, vertical transportation facilities, retention ponds (if applicable), and any and all facilities and improvements connecting the Complex to off-site buildings or areas, which are used in connection with the maintenance and/or operation of; and whether located within or outside of; the Complex; such costs and expenses shall include, but shall not be limited to, the full cost of: illumination and maintenance of Complex signs, whether located on or off the Complex; refuse disposal, water, gas, sewage, electricity and other utilities (without limitation), including any and all usage, service, hook up, connection, availability and/or standby fees or charges pertaining to same, and including all costs associated with the provision. maintenance and operation of any central telephone service for the Complex and/or utility systems and/or Lines for the Complex; the operation, maintenance, repair and replacement of all or any part of the parking areas; snow removal, maintenance and operation of any temporary or permanent utility, including a sewage disposal system, within or without the Complex, together with hook up or connection fees and service charges; compliance with rules, regulations and orders of governmental authorities pertaining to air pollution control, including the cost of monitoring air quality; maintenance for wooded areas, retention ponds, lakes and shoreline areas (if applicable); cleaning, lighting, striping and landscaping; curbs, gutters, sidewalks, drainage and irrigation ditches, conduits, pipes and canals located on or adjacent to the Complex; premiums for liability, casualty, and property



    /s/ MM                                                          /s/ WRB
________________                                                ________________
LESSORS INITIALS                                                LESSEE'S INITALS
insurance; personal property taxes; licensing fees and taxes, audit fees and expenses; supplies; costs of complying with all governmental regulations, rules, laws, ordinances and codes; cost, lease payment or depreciation of any equipment, improvements or facilities used in the operation or maintenance of the Common Areas or project areas; total compensation and benefits (including premiums for workers' compensation or any other insurance or other retirement or employee benefits, and including all costs incurred in providing such benefits) paid to or on behalf of employees involved in the performance of the work specified in this Section or employees otherwise providing services to tenants or customers of the Complex; public transit or carpooling facilities; reserve accounts established for the purchasing and/or replacement of equipment; community association and/or property owner's association dues and assessments which may be imposed upon Lessor by virtue of any recorded instrument affecting title to the Complex; plus an allowance of five percent (5%) of such sums to Lessor for an administrative/management fee. Common Area Costs shall also include, without limitation, the repair and replacement, resurfacing and repaving of any paved areas, curbs, gutters or other surfaces or areas within the Complex, the repair and replacement of any equipment or facilities located within or serving the Complex, and the cost of any capital repairs, replacements or improvements made by Lessor to the Complex ("Capital Costs"). However, certain Capital Costs (the "Restricted Capital Costs") shall be includable in Common Area Costs each year only to the extent of that fraction allocable to the year in question calculated by amortizing such Restricted Capital Costs over the reasonably useful life of the improvement resulting therefrom, as determined by Lessor, with interest on the unamortized balance at the higher of (i) ten percent (10%) per annum; or (ii) the interest rate as may have been paid by Lessor for the funds borrowed for the purpose of performing the work for which the Restricted Capital Costs have been expended, but in no event to exceed the highest rate permissible by law. The Restricted Capital Costs subject to such amortization procedure are the following: (x) those costs for capital improvements to the Complex of a type which do not normally recur more frequently than every five(5) years in the normal course of operation and maintenance of facilities such as the Complex (specifically excluding painting of all or a portion of the Complex); (y) costs incurred for the purpose of reducing other operating expenses or utility costs, from which Lessee can expect a reduction in the amounts it would otherwise expend, or reimburse Lessor, and
(z) expenditures by Lessor that are required by governmental law, ordinance, regulation or mandate, including, without limitation, any "Environmental Laws" or "Wetlands Laws" (as such terms are defined in Article 19), which were not applicable to the Complex at the time of the original construction.

     Notwithstanding the foregoing, in no event shall Common Area Costs include any costs incurred by Lessor in the maintenance, repair, or replacement of the elements of the foundations, roof and exterior walls of the Building (as opposed to roofing, sheathing or painting of such items, for example.)

     8.5  ESTIMATED PAYMENTS.

     Lessor shall estimate Lessee's pro rata % of Common Area Costs due in the future from Lessee and shall collect from Lessee on a monthly basis, along with Lessee's payment of Minimum Rent hereunder, the amount of Lessee's estimated pro rata % of such costs. Lessor shall provide Lessee with a reconciliation of Lessee's account at least annually, and if such reconciliation shall indicate that Lessee's account is insufficient to satisfy Lessee's pro rata % of Common Area Costs for the period estimated, Lessee shall immediately pay to Lessor any deficiency. Any excess in such account indicated by the reconciliation shall be credited to Lessee's account to reduce the estimated payments for the next ensuing period.

     8.6  REFUSE DISPOSAL.

     Lessee shall arrange and pay for Refuse Disposal service at the Leased Premises. Lessee shall pay Lessor, within ten (10) days of being billed therefor, for the removal from the Leased Premises, the Building, or the Complex, of any refuse or rubbish which Lessee shall fail to have removed.

                         9. ASSIGNMENT AND SUBLETTING

     9.1  LEASE IS PERSONAL.

     The purpose of this Lease is to transfer possession of the Leased Premises to Lessee for Lessee's personal use in return for certain benefits, including rent, to be transferred to the Lessor. Lessee's right to assign or sublet as stated in this Article is subsidiary and incidental to the underlying purpose of this Lease. Lessee acknowledges and agrees that it has entered into this Lease in order to acquire the Leased Premises for its own personal use and not for the purpose of obtaining the right to convey the leasehold to others.

     9.2  "TRANSFER OF THE LEASED PREMISES" DEFINED.

     The terms "Transfer of the Leased Premises" or "Transfer" as used herein shall include any assignment of all or any part of this Lease (including assignment by operation of law), subletting of all or any part of the Leased Premises or transfer of possession, or granting of the right of possession or contingent right of possession of all or any portion of the Leased Premises, including without limitation, license, concession, mortgage, devise, hypothecation, agency, franchise or management agreement, or suffering any other person (the agents and servants of Lessee excepted) to occupy or use the Leased Premises or any portion thereof If Lessee is a corporation which is not deemed a public corporation, or is an unincorporated association or partnership, or Lessee consists of more than one party, the transfer, assignment or hypothecation of any stock or interest in such corporation, association, partnership or ownership interest, in the aggregate in excess of twenty-five percent (25%), shall be deemed a Transfer of the Leased Premises.


    /s/ MM                                                          /s/ WRB
________________                                                ________________
LESSORS INITIALS                                                LESSEE'S INITALS

     9.3  NO TRANSFER WITHOUT CONSENT.

     Lessee shall not suffer a Transfer of the Leased Premises or any interest therein, or any part thereof, or any right or privilege appurtenant thereto without the prior written consent of Lessor, and a consent to one Transfer of the Leased Premises shall not be deemed to be a consent to any subsequent Transfer of the Leased Premises. Any Transfer of the Leased Premises without such consent shall (i) be voidable, and (ii) terminate this Lease, in either case, at the option of Lessor.

     9.4  WHEN CONSENT GRANTED.

          (a) The consent of Lessor to a Transfer may not be unreasonably withheld, provided that it is agreed to be reasonable for Lessor to consider any of the following reasons, which list is not exclusive, in electing to consent or to deny consent:

              (i) Financial strength of the proposed transferee is not at least equal to that of Lessee at the time of execution of this Lease;

              (ii) A proposed transferee whose occupation of the Leased Premises would cause a diminution in the reputation of the Complex or the other businesses located therein;

              (iii) A proposed transferee whose impact on the common facilities or the other occupants of the Complex would be disadvantageous;

              (iv) A proposed transferee whose use presents a risk of violation of Article 19;

              (v) A proposed transferee whose occupancy will require a variation in the terms of this Lease (for example, a variation in the use clause) or which otherwise adversely affects any interest of Lessor;

              (vi) Lessee agrees that its personal business skills and philosophy were an important inducement to Lessor for entering into this Lease agreement and that Lessor may reasonably object to the Transfer of the Leased Premises to another whose proposed use, while permitted by the use clause of this Lease, would involve a quality, manner or type of business skills different from those of Lessee;

              (vii) That the validity of the Transfer is conditioned on the conformity of the Lessee and transferee with all provisions of this Lease at the time of Transfer, including, without limitation, the requirement that there be no uncured notices of default under the terms of this Lease; or

              (viii) A proposed transferee who is or is likely to be, or whose business is or is likely to be, subject to compliance with additional laws or other governmental requirements beyond those to which Lessee or Lessee's business is subject.

          (b) Notwithstanding the foregoing, Lessee shall have the right, without the consent of Lessor, but upon prior written notice to Lessor, to assign this Lease to a company beneficially controlling, controlled by, or under common control with, Lessee; further provided, however, that in the event that at any time following such assignment, Lessee wishes to sell, mortgage, devise, hypothecate or in any other manner whatsoever transfer any portion of the ownership or beneficial control of the issued and outstanding shares in the capital stock of such company, such transaction shall be deemed to constitute a Transfer and shall be subject to all of the provisions of this Article 9 with respect to a Transfer of the Premises, including, by specific reference, the provisions of Section 9.8.

     9.5  PROCEDURE FOR OBTAINING CONSENT.

          (a) Lessor need not commence its review of any proposed Transfer, or respond to any request by Lessee with respect to such, unless and until it has received from Lessee adequate descriptive information concerning the transferee, the business to be conducted by the transferee, the transferee's financial capacity, and such other information as may reasonably be required in order to form a prudent judgment as to the acceptability of the proposed Transfer, including, without limitation, the following:

              (i) The past two years' Federal Income Tax returns of the proposed transferee (or in the alternative the past two years' audited annual Balance Sheets and Profit and Loss statements, certified correct by a Certified Public Accountant);

              (ii)      Banking references of the proposed transferee;

              (iii) A resume of the business background and experience of the proposed transferee;

              (iv) At least three (3) business references for the proposed transferee;

              (v) A copy of the instrument by which Lessee proposes to effectuate the Transfer.


    /s/ MM                                                          /s/ WRB
________________                                                ________________
LESSORS INITIALS                                                LESSEE'S INITALS

          (b) Lessee shall reimburse Lessor as additional rent for Lessor's reasonable costs and attorneys' fees incurred in conjunction with the processing and documentation of any proposed Transfer of the Leased Premises, whether or not consent is granted.

     9.6  RECAPTURE.

          (a) By written notice to Lessee (the "Termination Notice') within twenty (20) business days following submission to Lessor by Lessee of the information specified in Section 9.5, Lessor may terminate this Lease in the event of an assignment of this Lease or sublet of the entire Leased Premises, or terminate this Lease as to the portion of the Leased Premises to be sublet, if the sublet is to be of less than the entire Leased Premises. In the event Lessor elects to terminate this Lease as to that portion of the Leased Premises to be sublet, an amendment to this Lease shall be executed whereby the description of the Leased Premises is restated and Lessee's obligations for rent and other charges are reduced in proportion to the reduction in Rentable Area of the Leased Premises caused thereby. For purposes hereof, the term "Rentable Area" of a floor shall mean all areas available or held for the exclusive use and occupancy of the occupants or future occupants of the Complex, measured from the inside finished surface of the dominant portion of the permanent outer Building walls, excluding stairs, elevator shafts, flues, pipe shafts, vertical ducts, and the like, and their enclosing walls, which serve more than one floor of the Building, but not stairs, dumbwaiters, lifts, and the like, exclusively serving a tenant occupying offices on more than one floor. No deductions shall be made for columns and projections necessary to the Building. For purposes hereof, the Rentable Area of an office or other space on a floor shall be computed by multiplying (a) the number of square feet computed by measuring to the finished surface of the office side of corridor and other permanent walls, to the center of partitions that separate the office from similar adjoining areas, and to the inside finished surface of the permanent outer Building walls ("Usable Area") by
(b) that fraction the numerator of which is Rentable Area and the denominator of which is Usable Area.

          (b) In the event that Lessor terminates this Lease or terminates this Lease as to that portion of the Premises to be sublet, Lessor may, if it elects, enter into a new lease covering the Premises or the affected portion thereof with the intended assignee or sublessee on such terms as Lessor and such person may agree or enter into a new lease covering the Premises with any other person; in such event, Lessee shall not be entitled to any portion of the profit if any which Lessor may realize on account of such termination and reletting. From and after the date of such termination of this Lease, the parties shall have no further obligations to each other under this Lease except for matters occurring or obligations arising prior to the date of such termination.

     9.7  REASONABLE RESTRICTION.

     The restrictions on Transfer described in this Article 9 are acknowledged by Lessee to be reasonable for all purposes, including, without limitation, the provisions of California Civil Code (the "Code") Section 1951 .4(b)(2). Lessee expressly waives any rights which it might otherwise be deemed to possess pursuant to applicable law, including, without limitation, Section 1997.040 of the Code, to limit any remedy of Lessor pursuant to Section 1951.2 or 1951.4 of the Code by means of proof that enforcement of a restriction on use of the Leased Premises would be unreasonable.

     9.8  EFFECT OF TRANSFER.

     If Lessor consents to a Transfer, the following conditions shall apply:

          (a) Each and every covenant, condition or obligation imposed upon Lessee by this Lease and each and every right, remedy or benefit afforded Lessor by this Lease shall not be impaired or diminished as a result of such Transfer.

          (b) Lessee shall pay to Lessor on a monthly basis, eighty percent (80%) of the excess of any sums of money, or other economic consideration received by Lessee from the Transferee in such month (whether or not for a period longer than one month), including higher rent, bonuses, key money, or the like over the aggregate, of (i) the amortized portion of the reasonable expenses actually paid by Lessee to unrelated third parties for brokerage commissions, tenant improvements to the Premises, or design fees incurred as a direct consequence of the Transfer, and, (ii) the total sums which Lessee pays Lessor under this Lease in such month, or the prorated portion thereof if the Leased Premises transferred is less than the entire Leased Premises. The amount so derived shall be paid with Lessee's payment of Minimum Rent. The term "amortized portion" is that portion of the applicable expenses derived by dividing such expenses by the number of months in the original term of the Transfer transaction.

          (c) No Transfer, whether or not consent of Lessor is required hereunder, shall relieve Lessee of its primary obligation to pay the rent and to perform all other obligations to be performed by Lessee hereunder. The acceptance of rent by Lessor from any person shall not be deemed to be a waiver by Lessor of any provision of this Lease or to be a consent to any Transfer of the Leased Premises.

          (d) If Lessor consents to a sublease, such sublease shall not extend beyond the expiration of the Term.

          (e) No Transfer shall be valid and no transferee shall take possession of the Leased Premises or any part thereof unless, within ten (10) days after the execution of the documentary evidence thereof, Lessee shall deliver


    /s/ MM                                                          /s/ WRB
________________                                                ________________
LESSORS INITIALS                                                LESSEE'S INITALS
to Lessor a duly executed duplicate original of the Transfer instrument in form satisfactory to Lessor which provides that (i) the transferee assumes Lessee's obligations for the payment of rent and for the full and faithful observance and performance of the covenants, terms and conditions contained herein, (ii) such transferee will, at Lessor's election, attorn directly to Lessor in the event Lessee's Lease is terminated for any reason on the terms set forth in the instrument of transfer and (iii) such instrument of transfer contains such other assurances as Lessor reasonably deems necessary.

                            10.  PROPERTY INSURANCE

     10.1  USE OF PREMISES.

     No use shall be made or permitted to be made on the Leased Premises, nor acts done, which will increase the existing rate of insurance upon the Building in which the Leased Premises are located or upon any other Building in the Complex or cause the cancellation of any insurance policy covering the Building, or any part thereof, nor shall Lessee sell, or permit to be kept, used or sold, in or about the Leased Premises, any article which may be prohibited by the standard form of "All-Risk" fire insurance policies. Lessee shall, at its sole cost and expense, comply with any and all requirements pertaining to the Leased Premises, of any insurance organization or company, necessary for the maintenance of reasonable property damage and commercial general liability insurance, covering the Leased Premises, the Building, or the Complex.

     10.2  INCREASE IN PREMIUMS.

     Lessee agrees to pay to Lessor, as additional rent, any increase in premiums on policies which may be carried by Lessor on the Leased Premises, the Building or the Complex, or any blanket policies which include the Building or Complex, covering damage thereto and loss of rent caused by fire and other perils, resulting from the nature of Lessee's occupancy or any act or omission of Lessee. All payments of additional rent by Lessee to Lessor pursuant to this
Section 10.2 shall be made within ten (10) days after receipt by Lessee of Lessor's billing therefor.

     10.3  PRO RATA SHARE OF PREMIUMS.

          (a) Lessee shall pay to Lessor, during the Term hereof, as additional rent, its "proportionate share" (as hereinafter defined) of the insurance premiums for any property insurance carried by Lessor covering the Complex (the "Complex Insurance Premium"). Such "proportionate share" is defined as that fraction of the Complex Insurance Premium the numerator of which is the total square footage in the Leased Premises and the denominator of which is the total square footage in all premises to which the Complex Insurance Premium is applicable. In the event that the property insurance carried by Lessor covering the Complex is a blanket policy in which other properties not related to the Complex are included, the Complex Insurance Premium shall be calculated as that portion of such blanket policy insurance premium which, in Lessor's good faith judgment, is properly allocable to the Complex. The sum due under this subsection shall be in addition to that which may be due under the previous Section of this Lease.

          (b) Lessee shall pay any such premium portion to Lessor in accordance with Section 10.4, below.

     10.4  ESTIMATED PAYMENTS.

     Lessor shall estimate the amount of Complex Insurance Premium to be due in the future from Lessee and shall collect from Lessee on a monthly basis, along with Lessee's payment of Minimum Rent hereunder, the amount of Lessee's estimated proportionate share of the Complex Insurance Premium. Prior to March 1 of each year, Lessor shall provide Lessee with a reconciliation of Lessee's account along with a billing for any shortage in the event of a deficiency or statement for credit applicable to the next ensuing insurance premium payments, if an overpayment has been made by Lessee.

     10.5  PERSONAL PROPERTY INSURANCE.

     Lessee shall maintain in full force and effect on all of its fixtures, furniture, equipment and other business personal property in the Leased Premises a policy or policies providing protection against any peril included within the classification "All Risk" to the extent of at least ninety percent (90%) of their replacement cost, or that percentage of the replacement cost required to negate the effect of a coinsurance provision, whichever is greater. No such policy shall have a deductible in a greater amount than One Thousand Dollars ($1,000.00). Lessee shall also insure in the same manner the physical value of all its leasehold improvements and alterations in the Leased Premises. During the Term, the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the fixtures, equipment, and leasehold improvements so insured. Lessor shall have no interest in said insurance, and will sign all documents necessary or proper in connection with the settlement of any claim or loss by Lessee. Lessee shall also maintain business interruption insurance and insurance for all plate glass upon the Leased Premises. All insurance specified in this Section 10.5 to be maintained by Lessee shall be maintained by Lessee at its sole cost.

     10.6  BUSINESS INTERRUPTION INSURANCE.

     Lessee shall carry Business Interruption insurance covering those risks and perils included within the classification "All Risk" in an amount equal to all gross income generated by Lessee from its operations in the Leased Premises for a period of twelve (12) months.


    /s/ MM                                                          /s/ WRB
________________                                                ________________
LESSORS INITIALS                                                LESSEE'S INITALS

                           11.  LIABILITY INSURANCE

     11.1  LESSEE'S INSURANCE.

     Lessee shall, at Lessee's expense, obtain and keep in force during the Term, a commercial general liability insurance policy insuring Lessee against the risks of bodily injury and property damage, personal injury, contractual liability, completed operations, products liability, host liquor liability, owned and nonowned automobile liability arising out of the ownership, use, occupancy or maintenance of the Leased Premises and all areas appurtenant thereto. Such insurance shall be a combined single limit policy in an amount not less than ONE MILLION DOLLARS ($l,000,000.00) per occurrence with a TWO MILLION DOLLAR ($2,000,000.00) annual aggregate and an umbrella policy of THREE MILLION DOLLARS ($3,000,000.00) any one occurrence. Lessor and any lender or other party in interest designated by Lessor shall be named as additional insured(s). The policy shall contain cross-liability endorsements and shall insure performance by Lessee of the indemnity. provisions of this Lease; shall be primary, not contributing with, and not in excess of coverage which Lessor may carry; shall state that Lessor is entitled to recovery for the negligence of Lessee even though Lessor is named as an additional insured; shall provide for severability of interest; shall provide that an act or omission of one of the insured or additional insureds which would void or otherwise reduce coverage shall not void or reduce coverages as to the other insured or additional insured; and shall afford coverage after the Term (by separate policy or extension if necessary) for all claims based on acts, omissions, injury or damage which occurred or arose (or the onset of which occurred or arose) in whole or in part during the Term. The limits of said insurance shall not limit any liability of Lessee hereunder. Not more frequently than every three (3) years, if, in the reasonable opinion of Lessor, the amount of liability insurance required hereunder is not adequate, Lessee shall promptly increase said insurance coverage as required by Lessor.

     11.2  WORKERS' COMPENSATION INSURANCE.

     Lessee shall carry Workers' Compensation insurance as required by law, including an employers' liability endorsement.

                      12.  INSURANCE POLICY REQUIREMENTS

     12.1  GENERAL REQUIREMENTS.

     All insurance policies required to be carried by Lessee hereunder shall conform to the following requirements:

          (a) The insurer in each case shall carry a designation in "Best's Insurance Reports" as issued from time to time throughout the Term as follows:
Policyholders' rating of A; financial rating of not less than VII;

          (b) The insurer shall be qualified to do business in the state in which the Leased Premises are located;

          (c) The policy shall be in a form and include such endorsements as are acceptable to Lessor;

          (d) Certificates of insurance shall be delivered to Lessor at commencement of the Term and certificates of renewal, at least thirty (30) days prior to the expiration of each policy;

          (e) Each policy shall require that Lessor be notified in writing by the insurer at least thirty (30) days prior to any cancellation or expiration of such policy, or any reduction in the amounts of insurance carried.

                         13.  LESSEE INSURANCE DEFAULT

     13.1  RIGHTS OF LESSOR.

     In the event that Lessee fails to obtain any insurance required of it under the terms of this Lease, Lessor may, at its option, but is not obligated to, obtain such insurance on behalf of Lessee and bill Lessee, as additional rent, for the cost thereof Payment shall be due within ten (10) days of receipt of the billing therefor by Lessee.

            14.  INDEMNIFICATION, WAIVER OF CLAIMS AND SUBROGATION

     14.1  INTENT AND PURPOSE.

     This Article 14 is written and agreed to in respect of the intent of the parties to assign the risk of loss, whether resulting from negligence of the parties or otherwise, to the party who is obligated hereunder to cover the risk of such loss with insurance. Thus, the indemnity and waiver of claims provisions of this Lease have as their object, so long as such object is not in violation of public policy, the assignment of risk for a particular casualty to the party carrying the insurance for such risk, without respect to the causation thereof.

     14.2  WAIVER OF SUBROGATION.

     Lessor and Lessee release each other, and their respective authorized representatives, from any claims for


    /s/ MM                                                          /s/ WRB
________________                                                ________________
LESSORS INITIALS                                                LESSEE'S INITALS
damage to the Leased Premises and the Building and other improvements in which the Leased Premises are located, and to the furniture, fixtures, and other business personal property, Lessee's improvements and alterations of either Lessor or Lessee, in or on the Leased Premises and the Building and other improvements in which the Leased Premises are located, including loss of income, that are caused by or result from risks insured or required under the terms of this Lease to be insured against under any property insurance policies carried or to be carried by either of the parties.

     14.3  FORM OF POLICY.

     Each party shall cause each such insurance policy obtained by it to provide that the insurance company waives all rights of recovery by way of subrogation against either party in connection with any damage covered by such policy. Neither party shall be liable to the other for any damage caused by any peril included within the classification "All Risk" which is insured against under any property insurance policy carried under the terms of this Lease.

     14.4  INDEMNITY.

     Lessee, as a material part of the consideration to be rendered to Lessor, shall indemnify, defend, protect and hold harmless Lessor against all actions, claims, demands, damages, liabilities, losses, penalties, or expenses of any kind which may be brought or imposed upon Lessor or which Lessor may pay or incur by reason of injury to person or property or business, from whatever cause, all or in any way connected with the acts and omissions of Lessee, and the condition or use of the Leased Premises, or the improvements or personal property therein or thereon, including without limitation any liability or injury to the person or property or business of Lessee, its agents, officers, employees or invitees. Lessee agrees to indemnify, defend and protect Lessor and hold it harmless from any and all liability, loss, cost or obligation on account of; or arising out of; any such injury or loss however occurring, including breach of the provisions of this Lease and the negligence of the parties hereto. Nothing contained herein shall obligate Lessee to indemnify Lessor against Lessor's sole or gross negligence or willful acts.

     14.5  DEFENSE OF CLAIMS.

     In the event any action, suit or proceeding is brought against Lessor by reason of any such occurrence, Lessee, upon Lessor's request, will at Lessee's expense resist and defend such action, suit or proceeding, or cause the same to be resisted and defended by counsel designated either by Lessee or by the insurer whose policy covers the occurrence and in either case approved by Lessor. The obligations of Lessee under this Section arising by reason of any occurrence taking place during the Term shall survive any termination of this Lease.

     14.6  WAIVER OF CLAIMS.

     Lessee, as a material part of the consideration to be rendered to Lessor, hereby waives all claims against Lessor for damages or injury, as described below, from any cause arising at any time, including the negligence of the parties hereto:

          (a) damages to goods, wares, merchandise and loss of business in, upon or about the Leased Premises and injury to Lessee, its agents, employees, invitees or third persons, in, upon or about the Leased Premises; and

          (b) (notwithstanding anything to the contrary contained in this Lease, including, without limitation, the definition of "Common Area Costs" in Section 8.4, which includes "policing") damages to goods, wares, merchandise and loss of business, in, upon or about the Leased Premises or the Complex, and injury to Lessee, its agents, employees, invitees or third persons in, upon or about the Leased Premises or the Complex, where such damage or injury results from Lessor's failure to police or provide security for the Complex or Lessor's negligence in connection therewith.

     Lessee expressly acknowledges and agrees that the provisions of Section 19.6(b) below apply fully with respect to the matters waived pursuant to this
Section 14.6, and, for such purpose, the term "Released Matters," as used in
Section 19.6(b), shall be deemed to include the matters waived pursuant to this
Section 14.6.

     14.7  REFERENCES.

     Wherever in this Article the term Lessor or Lessee is used and such party is to receive the benefit of a provision contained in this Article, such term shall refer not only to that party but also to its officers, directors, shareholders, employees, partners, contractors, agents and mortgagees or other lienholders.

                                15. DESTRUCTION

     15.1  RIGHTS OF TERMINATION.

     In the event the Leased Premises suffers (a) an uninsured property loss (as hereinafter defined), or (b) a property loss which cannot be repaired within one hundred ninety-five (195) days from the date of destruction under the laws and regulations of state, federal, county or municipal authorities, or other authorities with jurisdiction, Lessor may terminate this Lease as at the date of the damage upon written notice to Lessee following the property loss. In the event of a property loss to the Leased Premises which cannot be repaired within one hundred ninety-five (195) days of the


    /s/ MM                                                          /s/ WRB
________________                                                ________________
LESSORS INITIALS                                                LESSEE'S INITALS
occurrence thereof, Lessee shall have the right to terminate the Lease by written notice to Lessor within twenty (20) days following notice from Lessor that the time for restoration shall exceed one hundred ninety five (195) days. For purposes of this Lease, the term "uninsured property loss" shall mean any loss arising from a peril not covered by the standard form of "All Risk property insurance policy.

     15.2  REPAIRS.

     In the event of a property loss which may be repaired within one hundred ninety-five (195) days from the date of the damage, or, in the alternative, in the event the parties do not elect to terminate this Lease under the terms of
Section 15.1 above, then this Lease shall continue in full force and effect and Lessor shall forthwith undertake to make such repairs to reconstitute the Leased Premises to as near the condition as existed prior to the property loss as practicable. Such partial destruction shall in no way annul or void this Lease except that Lessee shall be entitled to a proportionate reduction of Minimum Rent following the property loss and until the time the Leased Premises are restored. Such reduction shall be an amount which reflects the degree of interference with Lessee's business. So long as Lessee conducts its business in the Leased Premises, there shall be no abatement until the parties agree on the amount thereof if the parties cannot agree within forty-five (45) days of the property loss, the matter shall be submitted to arbitration under the rules of the American Arbitration Association. Upon the resolution of the dispute, the settlement shall be retroactive and Lessor shall within ten (10) days thereafter refund to Lessee any sums due in respect of the reduced rental from the date of the property loss. Lessor's obligations to restore shall in no way include any construction originally performed by Lessee or subsequently undertaken by Lessee, but shall include solely that property constructed by Lessor prior to commencement of the Term.

     15.3  REPAIR COSTS.

     The cost of any repairs to be made by Lessor, pursuant to Section 15.2 of this Lease, shall be paid by Lessor utilizing available insurance proceeds.

     15.4  WAIVER.

     Lessee hereby waives all statutory or common law rights of termination in respect to any partial destruction or property loss which Lessor is obligated to repair or may elect to repair under the terms of this Article. Further, in event of a property loss occurring during the last two (2) years of the original Term hereof or of any extension, Lessor need not undertake any repairs and may cancel this Lease unless Lessee has the right under the terms of this Lease to extend the Term for an additional period of at least five (5) years and does so within thirty (30) days of the date of the property loss.

     15.5  LESSOR'S ELECTION.

     In the event that the Complex or Building in which the Leased Premises is situated be destroyed to the extent of not less than thirty-three and one-third percent (33-1/3%) of the replacement cost thereof; Lessor may elect to terminate this Lease, whether the Leased Premises be injured or not, in the same manner as in Section 15.1 above. At all events, a total destruction of the Complex of which the Leased Premises form a part, or the Leased Premises itself; shall terminate this Lease.

                         16.  ACCORD AND SATISFACTION

     16.1  ACCEPTANCE OF PAYMENT

     No payment by Lessee or receipt by Lessor of a lesser amount of Minimum Rent or any other sum due hereunder, shall be deemed to be other than on account of the earliest due rent or payment, nor shall any endorsement or statement on any check or any letter accompanying any such check or payment be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such rent or payment or pursue any other remedy available in this Lease, at law or in equity. Lessor may accept any partial payment from Lessee without invalidation of any contractual notice required to be given herein (to the extent such contractual notice is required) and without invalidation of any notice required to be given pursuant to California Code of Civil Procedure Section 1161, et seq., or of any successor statute thereto.

                             17.  SECURITY DEPOSIT

     INTENTIONALLY DELETED

                                    18. USE

     18.1  PERMITTED USE.

     The Leased Premises may be used and occupied only for the purposes specified in Section 1.7 hereof; and for no other purpose or purposes. Lessee shall promptly comply with all laws, ordinances, orders and regulations affecting the Leased Premises, their cleanliness, safety, occupation and use.


    /s/ MM                                                          /s/ WRB
________________                                                ________________
LESSORS INITIALS                                                LESSEE'S INITALS

     18.2  HAZARDOUS ACTIVITIES.

     Lessee shall not engage in any activities or permit to be kept, used, or sold in or about the Leased Premises, any article which may be prohibited by the standard form of fire insurance policies. Lessee shall, at its sole cost and expense, comply with any and all requirements, pertaining to the Leased Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering the Building and appurtenances.

                   19.  COMPLIANCE WITH LAWS AND REGULATIONS

     19.1  LESSEE'S OBLIGATIONS.

     Lessee, shall, at its sole cost and expense. comply with all of the requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the Leased Premises, and shall faithfully observe in the use of the Leased Premises all municipal ordinances and state and federal statutes and regulations now in force or which may hereafter be in force, including, without limitation, "Environmental Laws" and "Wetlands Laws" (as hereinafter defined), and the Americans with Disabilities Act, 42 U.S.C. (S)(S) 12101-12213 (and any rules, regulations, restrictions, guidelines, requirements or publications promulgated or published pursuant thereto, collectively herein referred to as the "ADA"), whether or not any of the foregoing were foreseeable or unforeseeable at the time of the execution of this Lease. Lessee's obligation to comply with and observe such requirements, ordinances, statutes and regulations shall apply regardless of whether such requirements, ordinances, statutes and regulations regulate or relate to Lessee's particular use of the Leased Premises or regulate or relate to the use of premises in general, and regardless of the cost thereof The judgment of any court of competent jurisdiction, or the admission of Lessee in any action or proceeding against Lessee, whether Lessor be a party thereto or not, that any such requirement, ordinance, statute or regulation pertaining to the Leased Premises has been violated, shall be conclusive of that fact as between Lessor and Lessee. Within five (5) days after receipt of notice or knowledge of any violation or alleged violation of any Environmental Law(s), Wetlands Law(s) and/or the ADA pertaining to the Complex, any governmental or regulatory proceedings, investigations, sanctions and/or actions threatened or commenced with respect to any such violation or alleged violation, and any claim made or commenced with respect to such violation or alleged violation, Lessee shall notify Lessor thereof and provide Lessor with copies of any written notices or information in Lessee's possession.

     19.2  CONDITION OF LEASED PREMISES.

     Lessee hereby accepts the Leased Premises in the condition existing as of the date of occupancy, subject to all applicable zoning, municipal, county and state laws, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the Term or any part of the Term hereof regulating the Leased Premises, and without representation, warranty or covenant by Lessor, express or implied, as to the condition, habitability or safety of the Leased Premises, the suitability or fitness thereof for their intended purposes, or any other matter, except as specifically set forth herein.

     19.3  HAZARDOUS MATERIALS.

          (a) Hazardous Materials Defined. As used herein, the term "Hazardous
              ---------------------------
Materials" shall mean any wastes, materials or substances (whether in the form of liquids, solids or gases, and whether or not air-borne), which are or are deemed to be pollutants or contaminants, or which are or are deemed to be hazardous, toxic, ignitable, reactive, corrosive, dangerous, harmful or injurious, or which present a risk, to public health or to the environment, or which are or may become regulated by or under the authority of any applicable local, state or federal laws, judgments, ordinances, orders, rules, regulations, codes or other governmental restrictions, guidelines or requirements, any amendments or successor(s) thereto, replacements thereof or publications promulgated pursuant thereto (collectively "Environmental Laws"), including, without limitation, any waste, material or substance which is:

              (i) defined as "hazardous waste," "extremely hazardous waste," or "restricted hazardous waste" under Sections 25115,25117 or 25122.7, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law);

              (ii) defined as a "hazardous substance" under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act);

              (iii) defined as a "hazardous material," "hazardous substance," or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory);

              (iv) defined as a "hazardous substance" under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances);


              (v)       defined as a "waste" or "hazardous substance" under
Section 13050 of the California Water Code, Division 7, Chapter 2 (Porter-Cologne Water Quality Control Act);

              (vi) listed as a chemical known to the State of California to cause cancer or reproductive toxicity pursuant to Section 25249.8 of the California Health and Safety Code, Division 20, Chapter 6.6 (Safe Drinking


    /s/ MM                                                          /s/ WRB
________________                                                ________________
LESSORS INITIALS                                                LESSEE'S INITALS

Water and Toxic Enforcement Act of 1986);

              (vii) defined as a "hazardous substance" or "pollutant or contaminant" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S) 9601 et seq.;

              (viii) listed as an "extremely hazardous substance," "hazardous chemical," or "toxic chemical" pursuant to the Emergency Planning and Community Right-to-Know Act of 1986,42 U.S.C. (S) 11001 et seq.;

              (ix) listed as a "hazardous substance" in the United States Department of Transportation Table, 49 C.F.R. 172.101 and amendments thereto, or by the Environmental Protection Agency (or any successor agency) in 40 C.F.R.
Part 302 and amendments thereto;

              (x) defined, listed or designated by regulations promulgated pursuant to any Environmental Law; or

              (xi) any of the following: a pesticide; a flammable explosive; petroleum, including crude oil or any fraction thereof; asbestos or an asbestos-containing material; a polychlorinated biphenyl; a radioactive material; or urea formaldehyde.

     In addition to the foregoing, the term "Environmental Laws" shall be deemed to include, without limitation, local, state and federal laws, judgments, ordinances, orders, rules, regulations, codes and other governmental restrictions, guidelines and requirements, any amendments and successors thereto, replacements thereof and publications promulgated pursuant thereto, which deal with or otherwise in any manner relate to, air or water quality, air emissions, soil or ground conditions or other environmental matters of any kind.

          (b) Use, etc., of Hazardous Materials. Lessee agrees that during the
              ---------------------------------
Term, there shall be no use, presence, disposal, storage, generation, leakage, treatment, manufacture, import, handling, processing, release, or threatened release of Hazardous Materials on, from or under the Leased Premises by Lessee, its employees, agents, representatives, contractors, invitees, subtenants and/or assigns. Lessee shall not be entitled to install any tanks under, on or about the Leased Premises for the storage of Hazardous Materials without the express written consent of Lessor, which may be given or withheld in Lessor's sole arbitrary judgment. The use, presence, disposal, storage, generation, leakage, treatment, manufacture, import, handling, processing, release or threatened release of Hazardous Materials by Lessee, its employees, agents, representatives, contractors, invitees, subtenants and/or assigns, are sometimes hereinafter individually or collectively referred to as "Hazardous Use."

          (c) Hazardous Materials Report; when Required. In the event that
              -----------------------------------------
Lessor consents in writing to Lessee's Hazardous Use in the Leased Premises and the Complex, Lessee shall submit to Lessor a written report with respect to Hazardous Materials ("Report") in the form prescribed in subparagraph (d) below on the following dates:

              (i) Within ten (10) days prior to the commencement of any Hazardous Use;

              (ii) Within ten (10) days after each anniversary of any Hazardous Use;

              (iii) At any time within ten (10) days after written request by Lessor, and

              (iv) At any time when there has been or is planned any condition which constitutes or would constitute a change in the information submitted in the most recent Report, including any notice of violation as referred to in subparagraph (d)(vii) below.

          (d) Hazardous Materials Report; Contents. The Report shall contain,
              ------------------------------------
without limitation, the following information:

              (i) Whether on the date of the Report and (if applicable) during the period since the last Report there has been any Hazardous Use on, from or under the Leased Premises.

              (ii) If there was such Hazardous Use, the exact identity of the Hazardous Materials, the dates upon which such materials were brought upon the Leased Premises, the dates upon which the Hazardous Materials were removed therefrom, and the quantity, location, use and purpose thereof.

              (iii) If there was such Hazardous Use, any governmental permits maintained by Lessee with respect to such Hazardous Materials, the issuing agency, original date of issue, renewal dates (if any) and expiration date. Copies of any such permits and applications therefor shall be attached.

              (iv) If there was such Hazardous Use, any governmental reporting or inspection requirements with respect to such Hazardous Materials, the governmental agency to which reports are made and/or which conducts inspections, and the dates of all such reports and/or inspections (if applicable) since the last Report. Copies of any such Reports shall be attached.


    /s/ MM                                                          /s/ WRB
________________                                                ________________
LESSORS INITIALS                                                LESSEE'S INITALS

              (v) If there was such Hazardous Use, identification of any operation or business plan prepared for any government agency with respect to Hazardous Use.

              (vi) Any liability insurance carried by Lessee with respect to Hazardous Materials, the insurer, policy number, date of issue, coverage amounts, and date of expiration. Copies of any such policies or certificates of coverage shall be attached.

              (vii) Any notices of violation of Environmental Laws, written or oral, received by Lessee from any governmental agency since the last Report, the date, name of agency, and description of violation. Copies of any such written notices shall be attached.

              (viii) Any knowledge, information or communication which Lessee has acquired or received relating to (x) any enforcement, cleanup, removal or other governmental or regulatory action threatened or commenced against Lessee or with respect to the Leased Premises pursuant to any Environmental Laws; (y) any claim made or threatened by any person or entity against Lessee or the Leased Premises on account of any alleged loss or injury claimed to result from any alleged Hazardous Use on or about the Leased Premises; or (z) any report, notice or complaint made to or filed with any governmental agency concerning any Hazardous Use on or about the Leased Premises. The Report shall be accompanied by copies of any such claim, report, complaint, notice, warning or other communication that is in the possession of or is available to Lessee.

              (ix) Such other pertinent information or documents as are requested by Lessor in writing.

          (e) Release of Hazardous Materials: Notification and Cleanup. If at
              --------------------------------------------------------
any time during the Term Lessee knows or believes that (i) any Hazardous Materials have been or may be released onto the Leased Premises or the Complex by Lessee, its employees, agents, representatives, contractors, invitees, subtenants and/or assigns, or (ii) any Hazardous Materials brought onto the Leased Premises or the Complex by or for the benefit of Lessee, its employees, agents, representatives, contractors, invitees, subtenants and/or assigns have been or may be released onto the Leased Premises or the Complex by any party whatsoever, then Lessee shall immediately, either prior to the release or following the discovery thereof by Lessee, give verbal and follow-up written notice of that condition to Lessor. Lessee covenants to investigate, clean up and otherwise remediate any such release of Hazardous Materials at Lessee's cost and expense; such investigation, clean-up and remediation shall be performed only after Lessee has obtained Lessor's written consent, which shall not be unreasonably withheld; provided, however, that Lessee shall be entitled to respond immediately to an emergency without first obtaining Lessor's written consent. All clean-up and remediation shall be done in compliance with Environmental Laws and to the reasonable satisfaction of Lessor. Notwithstanding the foregoing, whether or not such work is prompted by the foregoing notice from Lessee or is undertaken by Lessor for any other reason whatsoever, Lessor shall have the right, but not the obligation, in Lessor's sole and absolute discretion, exercisable by written notice to Lessee at any time, to undertake within or outside the Leased Premises all or any portion of any such investigation, clean-up or remediation with respect to Hazardous Materials (or, once having undertaken any of such work, to cease same, in which case Lessee shall perform the work), all at Lessee's cost and expense, which shall be paid by Lessee as additional rent within ten (10) days after receipt of written request there for by Lessor (and which Lessor may require to be paid prior to commencement of any work by Lessor). No such work by Lessor shall create any liability on the part of Lessor to Lessee or any other party in connection with such Hazardous Materials or constitute an admission by Lessor of any responsibility with respect to such Hazardous Materials. It is the express intention of the parties hereto that Lessee shall be liable under this Section 19.3(e) for any and all conditions covered hereby which were caused or created by (a) any Hazardous Materials brought onto the Leased Premises or the Complex by or for the benefit of Lessee, its employees, agents, representatives, contractors, invitees, subtenants and/or assigns, or (b) Lessee, its employees, agents, representatives, contractors, invitees, subtenants and/or assigns. Lessee shall not enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to any (1) any Hazardous Materials brought onto the Leased Premises or the Complex by or for the benefit of Lessee, its employees, agents, representatives, contractors, invitees, subtenants and/or assigns, or (2) any Hazardous Materials released onto the Leased Premises or the Complex by Lessee, its employees, agents, representatives, contractors, invitees, subtenants and/or assigns, without first
(A) notifying Lessor of Lessee's intention to do so and affording Lessor the opportunity to participate in any such proceedings, and (B) obtaining Lessor's written consent.

          (f) Inspection and Testing by Lessor. Lessor shall have the right at
              --------------------------------
all times during the Term to (i) inspect the Leased Premises, as well as Lessee's books and records, and to (ii) conduct tests and investigations to determine whether Lessee is in compliance with the provisions of this Section. Except in case of emergency, Lessor shall give reasonable notice to Lessee before conducting any inspections, tests, or investigations. The cost of all such inspections, tests and investigations shall be borne by Lessee, if Lessor reasonably believes them to be necessary. Neither any action nor inaction on the part of Lessor pursuant to this Section 19.3(f) shall be deemed in any way to release Lessee from, or in any way modify or alter, Lessee's responsibilities, obligations, and/or liabilities incurred pursuant to Section 19.3 hereof.

     19.4  WETLANDS.

     For the purposes hereof; "Wetlands" shall mean any and all real property and/or improvements qualifying as an environmental, agricultural or wildlife refuge, critical habitat or preserve or other protected area defined as wetlands under, or otherwise falling within the scope of; the Wetlands Laws. For purposes hereof, "Wetlands Laws' shall mean any applicable local, state or federal laws, judgments, ordinances, orders, rules, regulations, codes or other governmental


    /s/ MM                                                          /s/ WRB
________________                                                ________________
LESSORS INITIALS                                                LESSEE'S INITALS
restrictions, guidelines or requirements governing environmental, agricultural or wildlife refuges, critical habitats or preserves or other protected areas, including but not limited to the Clean Water Act of 1977,33 U.S.C. Section 1251 et seq.; the Food Security Act of l985, 7 U.S.C. Section 1281 et seq.; the Rivers and Harbors Appropriation Act of 1899, 33 U.S.C. Section 403 et seq.; the Fish and Wildlife Conservation Act of 1980, 16 U.S.C. Section 2901 et seq.; the Emergency Wetlands Resources Act of 1986, 16 U.S.C. Section 3901 et seq.; the Endangered Species Act, 16 U.S.C. Section 1531 et seq.; the Migratory Bird Treaty Act, 16 U.S.C. Section 701 et seq.; California Fish and Game Code Section 1 et seq.; the California Coastal Act, California Public Resources Code Section 30000 et seq.; the Suisun Marsh Protection Act, California Public Resources Code
Section 29000 et seq.; and any orders, rules, regulations, restrictions, guidelines or requirements of the San Francisco Bay Conservation and Development Commission, California Government Code Section 66600 et seq.; including all amendments or successors to any of the foregoing, replacements thereof; and publications promulgated by or pursuant thereto, including, without limitation, the Federal Manual for Identifying and Delineating Jurisdictional Wetlands.

          (a) Wetlands Use Prohibited. Lessee agrees that during the Term,
              -----------------------
Lessee shall not allow the Leased Premises to be deemed or to be used as a Wetland or as an environmental, agricultural or wildlife preserve, refuge or critical habitat or other protected area of any kind whatsoever as defined by any federal, state or local law, ordinance or regulation relating to environmental conditions on, under or about the Leased Premises, including but not limited to, the Wetlands Laws.

          (b) Surface and Groundwater Storage. Lessee further agrees that during
              -------------------------------
the Term, there shall be no presence or storage on the Leased Premises or inundation or saturation of any or all of the Leased Premises by stagnant surface and/or groundwater.

          (c) No Violation of Laws. Lessee further agrees that during the Term,
              --------------------
Lessee shall not be in violation of any of the provisions of any federal, state or local law, ordinance or regulation relating to the use of lands as agricultural, wildlife or other natural preserves, refuges or other protected areas, including, but not limited to, the Wetlands Laws.

     19.5  INDEMNITY.

     Lessee shall indemnify, hold harmless, and, at Lessor's option (with such attorneys as Lessor may approve in advance and in writing), defend Lessor and Lessor's officers, directors, shareholders, trustees, partners, employees, contractors, agents and mortgagees or other lien holders, from and against any and all claims, demands, expenses, actions, judgments, damages (whether consequential, direct or indirect, known or unknown, foreseen or unforeseen), penalties, fines, liabilities, losses of every kind and nature (including, without limitation, property damage, diminution in value of Lessor's interest in the Leased Premises or the Complex, damages for the loss or restriction on use of any space or amenity within the Leased Premises or the Complex, damages arising from any adverse impact on marketing space in the Complex, sums paid in settlement of claims and any costs and expenses associated with injury, illness or death to or of any person), suits, administrative proceedings, costs and fees, including, but not limited to, attorneys' and consultants' fees and expenses, and the costs of cleanup, remediation, removal and restoration (all of the foregoing being hereinafter sometimes collectively referred to as "Losses"), arising from or related to (i) any violation or alleged violation of any of the requirements, ordinances, statutes, regulations or other laws referred to in this Article by Lessee, its employees, agents, representatives, contractors, invitees, subtenants and/or assigns, including, without limitation, Environmental Laws and Wetlands Laws, or (ii) any breach of the provisions of this Article by Lessee, its employees, agents, representatives, contractors, invitees, subtenants and/or assigns, or (iii) any Hazardous Use on, about or from the Leased Premises by Lessee, its employees, agents, representatives, contractors, invitees, subtenants and/or assigns, or (iv) any release of Hazardous Materials brought onto the Leased Premises or the Complex by or for the benefit of Lessee, its employees, agents, representatives, contractors, invitees, subtenants and/or assigns. Lessee warrants that it is leasing the Leased Premises "as-is, where-is," that it has thoroughly inspected the Leased Premises prior to execution of this Lease, and that it intends to act as an insurer with respect to any Hazardous Use on, under or about the Leased Premises by Lessee, its employees, agents, representatives, contractors, invitees, subtenants and/or assigns.

     19.6  RELEASE AND ASSUMPTION OF RISK

          (a) Lessee, for itself; and its officers, directors, shareholders, partners, agents, contractors, attorneys, brokers, servants, employees, sublessees, lessees, invitees, concessionaires, licensees and representatives (hereinafter referred to as "Releasors"), hereby waives, releases, acquits and forever discharges Lessor and its officers, directors, shareholders, trustees, partners, agents, contractors, attorneys, brokers, servants, employees, lessees, invitees, licensees and representatives (hereinafter referred to as "Releasees") of and from any and all Losses, which are in any way connected with, based upon, related to or arising out of (i) any Hazardous Use or Hazardous Materials on or about the Leased Premises or the Complex, (ii) any violation by or relating to the Leased Premises or the Complex (or the ownership, use, condition, occupancy or operation thereof). or by the Releasors or any other persons or entities, of any Environmental or Wetlands Laws affecting the Leased Premises or the Complex, or (iii) any investigation, inquiry, order, hearing, action or other proceeding by or before any governmental agency or any court in connection with any of the matters referred to in clauses (i) or (ii) above (collectively, the "Released Matters"), except to the extent caused by the gross negligence or willful misconduct of the Releasees. Releasors hereby expressly assume any and all risk of Losses based on or arising out of or pertaining to the Released Matters.

          (b) Lessee agrees, represents and warrants that the Released Matters are not limited to matters


    /s/ MM                                                          /s/ WRB
________________                                                ________________
LESSORS INITIALS                                                LESSEE'S INITALS
which are known, disclosed or foreseeable, and Lessee waives any and all rights and benefits which are conferred upon Lessee by virtue of the provisions of
Section 1542 of the California Civil Code, which provides:

     LESSEE AGREES, REPRESENTS AND WARRANTS THAT IT IS FAMILIAR WITH, HAS READ, UNDERSTANDS, AND HAS CONSULTED LEGAL COUNSEL OF ITS CHOOSING WITH RESPECT TO CALIFORNIA CIVIL CODE SECTION 1542 AND LESSEE REALIZES AND ACKNOWLEDGES THAT FACTUAL MATTERS NOW UNKNOWN TO IT MAY HAVE GIVEN, OR MAY HEREINAFTER GIVE, RISE TO LOSSES WHICH ARE PRESENTLY UNKNOWN, UNANTICIPATED AND UNSUSPECTED. LESSEE FURTHER AGREES, REPRESENTS AND WARRANTS THAT THE PROVISIONS OF THIS SECTION 19.6 HAVE BEEN NEGOTIATED AND AGREED UPON IN LIGHT OF THAT REALIZATION AND THAT LESSEE NEVERTHELESS HEREBY INTENDS TO RELEASE, DISCHARGE AND ACQUIT THE RELEASEES FROM ANY SUCH UNKNOWN LOSSES WHICH ARE IN ANY WAY RELATED TO THIS LEASE OR THE COMPLEX.

     19.7  INDOOR AIR QUALITY.

     To prevent the generation, growth or deposit of any mold, mildew, bacillus, virus, pollen or other microorganism (collectively, "Biologicals") and the deposit, release or circulation of any indoor contaminants, including, but not limited to, emissions from paint, carpet and drapery treatments, cleaning, maintenance and construction materials and supplies, pesticides, pressed wood products, insulation, tobacco and other materials and products (collectively with Biologicals, "Contaminants"), that could adversely affect the health, safety or welfare of any tenant, employee, or other occupant of the Complex or their invitees (each, an "Occupant"), Lessee shall, at Lessee's sole cost and expense, at all times during the Term (i) maintain, operate and repair the HVAC system servicing the Leased Premises (to the extent that Lessee is otherwise obligated to perform such maintenance, operation and repair pursuant to this Lease) in a manner consistent with preventing or minimizing the generation, growth, circulation, release or deposit of any Contaminants, (ii) maintain the humidity level and the air exchange rate within the Leased Premises (to the extent that Lessee has control thereof) at a level recommended to prevent or minimize the growth of any Biologicals and the circulation of any other Contaminants, (iii) maintain, operate and repair the Leased Premises in such a manner to prevent or minimize the accumulation of stagnant water and moisture in planters, kitchen appliances and vessels, carpeting, insulation, water coolers and any other locations where stagnant water and moisture could accumulate, and
(iv) otherwise maintain, operate and repair the Leased Premises to prevent the generation, growth, deposit, release or circulation of any Contaminants. If any governmental entity or any Occupant alleges that health, safety or welfare has been or could be adversely affected by any such Contaminants, Lessee shall notify Lessor in writing within twenty-four (24) hours of the time the allegation is made. Lessor may then elect to engage the services of an industrial hygiene testing laboratory (or alternatively or concurrently require Lessee to do the same) to determine whether the cause of any alleged adverse health effect is or could be attributable to any Contaminants present within the Leased Premises. Lessee shall be responsible for all such testing costs and for any consequential damages and costs (including, without limitation, any third-party claims, loss of rental, remediation, removal and/or abatement costs, and increases in insurance premiums) resulting from Lessee's failure to comply in whole or in part with the terms of this Section 19.7. The indemnity set forth in
Section 19.5 above shall apply to Lessee's failure to comply with any of the terms of this Section.

                                 20. UTILITIES

     20.1  PAYMENT BY LESSEE.

     Lessee, from the time it first enters the Leased Premises for the purpose of constructing the Tenant Improvements and thereafter throughout the Term, shall pay all charges including "hook-up" or connection fees for water, gas, heat, sewer, power, telephone services and any other utility supplied to or consumed in or on the Leased Premises. Lessee shall not allow refuse, garbage or trash to accumulate outside of the Leased Premises except on the day of scheduled scavenger pick-up services, and then only in areas designated for that purpose by Lessor. Lessor shall not be responsible or liable for any interruption in utility services, nor shall such interruption affect the continuation or validity of this Lease. Lessor does not warrant that any of the utilities supplied to the Leased Premises will be free of interruption or that any of the utility systems serving the Complex will be free from the need for maintenance, repairs and/or replacements. Lessee acknowledges that any one or more such services may be suspended or reduced by reason of repairs, alterations or improvements necessary to be made, by strikes or accidents, by any cause beyond the reasonable control of Lessor, or by orders or regulations of any federal, state, county or municipal authority. In addition, Lessor shall have no liability for damages arising from, and Lessor does not warrant that Lessee's use of any Lines will be free from, (a) any eavesdropping or wire-tapping by unauthorized parties, (b) any failure of any Lines to satisfy Lessee's requirements, or (c) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by installation, maintenance, replacement, use or removal of Lines by or for other occupants of the Complex, by any failure of the environmental conditions or the power supply for the Building to conform to any requirements for the Lines or any associated equipment or an" other problems associated with any Lines by any other cause.

     20.2  SEPARATE METERS.

     Lessor reserves the right to install separate meters for any utility servicing the Leased Premises for which a meter is not presently installed, in which event Lessee shall make payments, when due, directly to the utility involved.


    /s/ MM                                                          /s/ WRB
________________                                                ________________
LESSORS INITIALS                                                LESSEE'S INITALS

     20.3  JOINT METERS.

     If any utility services are not separately metered to Lessee, Lessee shall pay a proportion to be determined by Lessor of all charges jointly metered with other leased premises or occupants in the Complex. All payments to Lessor in respect thereof shall be due within ten (10) days after receipt of the billing by Lessee.

                                21. ALTERATIONS

     21.1  CONSENT OF LESSOR; OWNERSHIP.

     Except with respect to the Tenant Improvements to be constructed by Lessee pursuant to Exhibit C hereto, Lessee shall not make, or suffer to be made, any alterations to the Leased Premises, the Building, or the Complex, and/or systems, and/or Lines and facilities therein, or any part thereof; without the written consent of Lessor first had and obtained. Any additions to or alterations of the Leased Premises, the Building, or the Complex, and/or systems, and/or Lines and facilities therein (except trade fixtures) shall, immediately upon being made, constitute a part of the realty and Lessor's property, and shall, at the expiration or earlier termination of this Lease, remain upon the Leased Premises without compensation to Lessee. Except as otherwise provided in this Lease, Lessee shall have the right to remove its trade fixtures placed upon the Leased Premises provided that Lessee restores the Leased Premises as indicated below. Any and all costs incurred by Lessor, whether in complying with laws, governmental requirements or otherwise, as a result of any "alterations" (as hereinafter defined), or as a result of request by Lessee for increased telephone or other utility capacity above that presently existing (or, in the event the Building is to be constructed or substantially altered by Lessor prior to the delivery date, above that which is planned by Lessor for the Building) shall be paid by Lessee within ten (10) days after demand there for by Lessor.

     21.2  REQUIREMENTS.

     Any alterations, additions or installations performed by Lessee (hereinafter collectively "alterations") shall be subject to strict conformity with the following requirements:

          (a) All alterations shall be at the sole cost and expense of Lessee;

          (b) Prior to commencement of any work of alteration, Lessee shall submit detailed plans and specifications, including working drawings (hereinafter referred to as "Plans"), of the proposed alterations, which shall be subject to the consent of Lessor in accordance with the terms of Section 21.1 above;

          (c) Following approval of the Plans by Lessor, Lessee shall give Lessor at least ten (10) days' prior written notice of commencement of work in the Leased Premises so that Lessor may post notices of non-responsibility in or upon the Leased Premises as provided by law;

          (d) No alterations shall be commenced without Lessee having previously obtained all appropriate permits and approvals required by and of governmental agencies;

          (e) All alterations shall be performed in a skillful and workmanlike manner, consistent with the best practices and standards of the construction industry, and pursued with diligence in accordance with the Plans previously approved by Lessor and in full accord with all applicable laws and ordinances. All material, equipment, and articles incorporated in the alterations are to be new, and of recent manufacture, and of the most suitable grade for the purpose intended;

          (f) Lessee must obtain the prior written approval from Lessor for Lessee's contractor prior to commencement of the work. Lessor may require that Lessee use subcontractors designated by Lessor as to specified portions of the work. Lessee's contractor shall maintain all of the insurance reasonably required by Lessor, including, without limitation, commercial general liability, workers' compensation, builder's risk and course of construction insurance. The limits of such insurance shall be the same as those specified in Article 11;

          (g) As a condition of approval of the alterations, Lessor may require performance and labor and materialmen's payment bonds issued by a surety approved by Lessor, in a sum equal to the cost of the alterations guarantying the completion of the alterations free and clear of all liens and other charges in accordance with the Plans. Such bonds shall name Lessor as beneficiary;

          (h) The alterations must be performed in a manner such that they will not interfere with the quiet enjoyment of the other lessees in the Complex;

          (i) Lessor shall have the right to condition any approval of the alterations upon (i) submission by Lessee of a Report with respect to Hazardous Materials, and/or (ii) the performance by Lessee at Lessee's cost and expense of such investigation, clean-up and remediation with respect to Hazardous Materials as Lessor may request, m Lessor's sole and absolute discretion; provided, however, that Lessor shall have the right, but not the obligation, to undertake all or any portion of such investigation, clean-up or remediation at Lessee's cost and expense in accordance with the provisions of Section 19.3(e) above. Lessee acknowledges and agrees that Lessor shall have the right, in its sole and absolute discretion, to disapprove the making of any such alterations based upon the results of any investigation with

    /s/ MM                                                          /s/ WRB
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respect to Hazardous Materials.

     21.3  LIENS.

     Lessee shall keep the Leased Premises and the Complex in which the Leased Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by Lessee. In the event a mechanic's or other lien is filed against the Leased Premises or the Complex of which the Leased Premises forms a part as a result of a claim arising through Lessee, Lessor may demand that Lessee furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to at least one hundred fifty percent (150%) of the amount of the contested lien claim or demand, indemnifying Lessor against liability for the same and holding the Leased Premises free from the effect of such lien or claim. Such bond must be posted within ten (10) days following notice from Lessor. In addition, Lessor may require Lessee to pay Lessor's attorneys' fees and costs in participating in any action to foreclose such lien if Lessor shall decide it is to its best interest to do so. Lessor may pay the claim prior to the enforcement thereof; in which event Lessee shall reimburse Lessor in full, including attorneys' fees, for any such expense, as additional rent, with the next due rental.

     21.4  RESTORATION.

     Lessee shall return the Leased Premises to Lessor at the expiration or earlier termination of this Lease in good and sanitary order, condition and repair, free of rubble and debris, broom clean, reasonable wear and tear excepted. However, Lessee shall ascertain from Lessor at least thirty (30) days prior to the termination of this Lease, whether Lessor desires the Leased Premises, or any part thereof; restored to its condition prior to the making of permitted alterations, installations and improvements, and if Lessor shall so desire, then Lessee shall forthwith restore said Leased Premises or the designated portions thereof as the case may be, to its original condition, entirely at its own expense, excepting normal wear and tear. All damage to the Leased Premises caused by the removal of such trade fixtures and other personal property that Lessee is permitted to remove under the terms of this Lease and/or such restoration shall be repaired by Lessee at its sole cost and expense prior to termination.

                         22.  MAINTENANCE AND REPAIRS

     22.1  OBLIGATIONS OF LESSOR AND LESSEE.

     Lessee shall, at its sole cost and expense, keep and maintain the interior and the exterior of the Leased Premises and appurtenances, and every part thereof in good, clean and sanitary order, condition and repair including all necessary replacements, and shall maintain the interior and the exterior appearance of the Leased Premises in a manner consistent with the character, use and appearance of the Complex. Subject to the obligations of Lessee pursuant to this Article and pursuant to Article 19, above, Lessor shall perform all necessary repairs, maintenance and replacement of the foundation, roof and structural parts of the Building. The cost thereof shall be paid by Lessor and reimbursed by Lessee on a pro rata basis in the manner provided in this Lease with respect to Common Area Costs, including amortization of Capital Costs; provided, however, that Lessor shall be responsible, at its sole cost and expense and not subject to reimbursement by Lessee, for the maintenance, repair or replacement of the structural elements of the foundation, roof and exterior walls of the Building (but specifically not including any roofing, siding, sheathing, painting or otherwise.) Lessee's pro rata share shall be a fraction, the numerator of which shall be the number of square feet in the Leased Premises, and the denominator of which shall be the number of square feet in the Building. All such amounts shall be due within ten (10) days after Lessee's receipt of billing. Lessee shall, at its sole cost, keep and maintain all utilities, fixtures and mechanical equipment used by Lessee in good order, condition and repair. In the case of equipment installed by Lessor for Lessee, or installed by Lessee and being or to become the property of Lessor, such as heating, ventilating and air conditioning equipment (hereinafter, "HVAC"), or other mechanical equipment, Lessee shall maintain a service contract for its regular maintenance with a service company acceptable to Lessor, at Lessee's expense. Evidence of such a service contract will be provided to Lessor at its request. Prior to commencement of any repairs, Lessee shall give Lessor at least ten (10) days' prior written notice thereof so that Lessor may post notices of non-responsibility in or upon the Leased Premises as provided by law. Lessee must obtain the prior written approval from Lessor for Lessee's contractor before the commencement of the repair. Lessor may require that Lessee use a specific contractor for certain types of repairs. Notwithstanding the foregoing, Lessee shall not make any repairs to the equipment, Lines, facilities or systems of the Building or Complex which are outside of the Leased Premises or which do not exclusively serve the Leased Premises.

     22.2  HVAC SYSTEM.

     Notwithstanding the provisions of the preceding Section, Lessor may elect at any time upon written notice to Lessee to perform the maintenance of the HVAC for the account of Lessee. In such event, Lessee shall pay the full cost of the maintenance contract for the HVAC in the Leased Premises within ten (10) days of receipt of billing therefor from Lessor, as well as for costs of repair or replacement of parts thereof as necessary, in the reasonable judgment of Lessor. Lessor may, at its option, elect to have the HVAC in the Leased Premises maintained in common with other equipment in the Complex. In such event Lessee shall pay its pro rata share of such maintenance costs which share shall be established in an equitable manner by Lessor based upon the relative tonnage in the Leased Premises compared to the total tonnage under contract, or some other reasonable means of allocation as selected by Lessor. Lessor's good faith judgment as to the allocation of the charges described in this paragraph shall be conclusive. Included in the charges to be allocated to Lessee shall be, without limitation: the maintenance contract upon the HVAC, extended warranties and any repairs and replacements not covered by the maintenance contract or warranty. Lessor may elect to replace the HVAC system, if necessary, and in such event the cost thereof shall be amortized in the manner provided in this Lease



    /s/ MM                                                          /s/ WRB
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                                      19
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with respect to amortization of other Capital Costs. Lessee shall pay to Lessor, within ten (10) days after receipt of billing, its pro rata share of such amortization, established on an equitable basis according to the relative tonnage in the Leased Premises as compared to the entire area served by the system.

     22.3  CONDITION OF PREMISES.

     Lessee shall accept the Leased Premises in "as is" condition as of the date of execution of this Lease by Lessee, and Lessee acknowledges that the Leased Premises in such condition are in good and sanitary order, condition and repair.

     22.4  WAIVER.

     Lessee waives all rights it may have under law to make repairs at Lessor's expense.

                               23. CONDEMNATION

     23.1  DEFINITIONS.

          (a) "Condemnation" means (i) the exercise of any governmental power, whether by legal proceedings or otherwise, by a condemnor and/or (ii) a voluntary sale or transfer by Lessor to any condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

          (b) "Date of taking" means the date the condemnor has the right to possession of the property being condemned.

          (c) "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial condemnation.

          (d) "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

     23.2  TOTAL TAKING.

     If the Leased Premises are totally taken by condemnation, this Lease shall terminate on the date of taking.

     23.3  PARTIAL TAKING; COMMON AREAS.

          (a) If any portion of the Leased Premises is taken by condemnation, this Lease shall remain in effect, except that Lessee can elect to terminate this Lease if 33-l/3% or more of the total number of square feet in the Leased Premises is taken.

          (b) If any part of the Common Areas of the Complex are taken by condemnation, this Lease shall remain in full force and effect so long as there is no material interference with the access to the Leased Premises, except that if thirty percent (30%) or more of the Common Area is taken by condemnation, either party shall have the election to terminate this Lease pursuant to this Section.

          (c) Fifty percent (50%) or more of the Building in which the Leased Premises are located is taken, Lessor shall have the election to terminate this Lease in the manner prescribed herein.

     23.4  TERMINATION OR ABATEMENT.

     If either party elects to terminate this Lease under the provisions of
Section 23.3 (such party is hereinafter referred to as the "Terminating Party"), it must terminate by giving notice to the other party (the "Nonterminating Party") within thirty (30) days after the nature and extent of the taking have been finally determined (the "Decision Period"). The Terminating Party shall notify the Nonterminating Party of the date of termination, which date shall not be earlier than sixty (60) days after the Terminating Party has notified the Nonterminating Party of its election to terminate nor later than the date of taking. If Notice of Termination is not given within the Decision Period, the Lease shall continue in full force and effect except that Minimum Rent shall be reduced by subtracting therefrom an amount calculated by multiplying the Minimum Rent in effect prior to the taking by a fraction the numerator of which is the number of square feet taken from the Leased Premises and the denominator of which is the number of square feet in the Leased Premises prior to the taking.

     23.5  RESTORATION.

     If there is a partial taking of the Leased Premises and this Lease remains in full force and effect pursuant to this Article, Lessor, at its cost, shall accomplish all necessary restoration so that the Leased Premises is returned as near as practical to its condition immediately prior to the date of the taking, but in no event shall Lessor be obligated to expend more for such restoration than the extent of funds actually paid to Lessor by the condemnor.

     23.6  AWARD.


     /s/ MM                                                          /s/ WRB
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LESSORS INITIALS                                                LESSEE'S INITALS

Any award arising from the condemnation or the settlement thereof shall belong to and be paid to Lessor except that Lessee shall receive from the award compensation for the following if specified in the award by the condemning authority, so long as it does not reduce Lessor's award in respect of the real property: Lessee's trade fixtures, tangible personal property, loss of business and relocation expenses. At all events, Lessor shall be solely entitled to all award in respect of the real property, including the bonus value of the leasehold. Lessee shall not be entitled to any award until Lessor has received the above sum in full.

                             24. EMPLOYEE PARKING

     24.1  DESIGNATED AREAS.

     Lessor shall have the right by written notice to Lessee, to designate specific areas of the Complex for employee parking. If Lessor so designates an employee parking area, then automobiles of Lessee, its employees and agents shall not park within the parking area except in areas delineated by Lessor as "employee parking." Lessee shall he entitled to park in common with other tenants of Lessor. Lessee agrees not to overburden the parking facilities and agrees to cooperate with Lessor and other tenants in the use of parking facilities. Lessor reserves the right in its absolute discretion, to determine whether parking facilities are becoming crowded and, in such event, to allocate and assign parking spaces among Lessee and other Lessees. Upon request, Lessee shall provide Lessor with the license plate numbers of all employees.

                                25. ABANDONMENT

     25.1  LESSEE TO OCCUPY.

     Lessee shall not abandon the Leased Premises at any time during the Term, nor permit the Leased Premises to remain unoccupied for a period longer than ten
(10) consecutive days during the Term, and if Lessee shall abandon, vacate or surrender the Leased Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and remaining on the Leased Premises after such ten (10) day period shall, at the option of Lessor, be deemed abandoned.

                              26. ENTRY BY LESSOR

     26.1  RIGHTS OF LESSOR.

     Lessee shall permit Lessor and Lessor's agents to enter the Leased Premises at all reasonable times for the purpose of inspecting the same or for the purpose of maintaining the Building, the Complex, and the Lines, systems and facilities therein, or for the purpose of making repairs, replacements, alterations or additions to any portion of the Building, the Complex, and the Lines, systems and facilities therein, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, or for the purpose of posting notices of non-responsibility for alterations, additions or repairs, or for the purpose of placing upon the Building any usual or ordinary "for sale" signs, without any rebate of Rent and without any liability to Lessee for any loss of occupation or quiet enjoyment of the Leased Premises thereby occasioned, and shall permit Lessor, at any time within ninety (90) days prior to the expiration of this Lease, to place upon the Leased Premises any usual or ordinary "to let" or "to lease" signs. This Section in no way affects the maintenance obligations of the parties hereto.

                                   27. SIGNS

     27.1  APPROVAL, INSTALLATION AND MAINTENANCE.

     Lessee shall not place on the Leased Premises or on the Complex, any exterior signs or advertisements nor any interior signs or advertisements that are visible from the exterior of the Leased Premises, without Lessor's prior written consent, which Lessor reserves the right to withhold for any aesthetic reason in its sole judgment. The cost of installation and regular maintenance of any such signs approved by Lessor shall be at the sole expense of Lessee. At the termination of this Lease, or any extension thereof Lessee shall remove all his signs, and all damage caused by such removal shall be repaired at Lessee's expense.

                                  28. DEFAULT

     28.1  DEFINITION.

     The occurrence of any of the following shall constitute a material default and breach of this Lease by Lessee:

          (a) Any failure by Lessee to pay the rental or to make any other payment required to he made by Lessee hereunder when due;

          (b) The abandonment of the Leased Premises by Lessee in violation of
Section 25.1 hereof;

          (c) Any future by Lessee to provide executed documents as and when required under the provisions of Section 35.2 and/or Article 36;


    /s/ MM                                                          /s/ WRB
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                                      21

          (d) A failure by Lessee to observe and perform any other provision of this Lease to be observed or performed by Lessee, where such failure continues for ten (10) days after written notice thereof by Lessor to Lessee; provided, however, that if the nature of the default is such that the same cannot reasonably be cured within the ten (10) day period allowed, Lessee shall not be deemed to be in default if Lessee shall, within such ten (10) day period, commence to cure and thereafter diligently prosecute the same to completion;

          (e) Either (1) the appointment of a receiver (except a receiver appointed at the instance or request of Lessor) to take possession of all or substantially all of the assets of Lessee, or (2) a general assignment by Lessee for the benefit of creditors, or (3) any action taken or suffered by Lessee under any insolvency or bankruptcy act shall constitute a breach of this Lease by Lessee. In such event, Lessor may, at its option, declare this Lease terminated and forfeited by Lessee, and Lessor shall be entitled to immediate possession of the Leased Premises. Upon such notice of termination, this Lease shall terminate immediately and automatically by its own limitation;

          (f) Any two (2) failures by Lessee to observe and perform any provision of this Lease during any twelve (12) month period of the Term, as such may be extended, shall constitute, at the option of Lessor, a separate and noncurable default.

                           29. REMEDIES UPON DEFAULT

     29.1  TERMINATION AND DAMAGES.

     In the event of any default by Lessee, then in addition to any other remedies available to Lessor herein or at law or in equity, Lessor shall have the immediate option to terminate this Lease and all rights of Lessee hereunder by giving written notice of such intention to terminate. In the event that Lessor shall elect to so terminate this Lease, then Lessor may recover from Lessee.

          (a) The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

          (b) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Lessee proves could have been reasonably avoided; plus

          (c) The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided; plus

          (d) Any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's future to perform its obligations under this Lease or which in the ordinary course of events would be likely to result therefrom; and

          (e) At Lessor's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the applicable law in the state in which the Leased Premises are located.

     29.2  DEFINITIONS.

          (a) The terms "rent' or "rental, as used in this Lease, shall be deemed to be and to mean the Minimum Rent and all other sums required to be paid by Lessee pursuant to the terms of this Lease.

          (b) As used in subSections 29.1(a) and (b) above, the "worth at the time of award" is computed by allowing interest at the rate of ten percent (10%) per annum. As used in subSection 29.1(c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank for the region in which the Complex is located at the time of award plus one percent (1%).

     29.3  PERSONAL PROPERTY.

          (a) In the event of any default by Lessee, Lessor shall also have the right, with or without terminating this Lease, to reenter the Leased Premises and remove all persons and property from the Leased Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Lessee.

          (b) In the event of default, all of Lessee's fixtures, furniture, equipment, improvements, additions, alterations and other personal property shall remain upon the Leased Premises and in that event, and continuing during the length of such default, Lessor shall have the sole right to take exclusive possession of such property and to use it, rent or charge free, until all defaults are cured or, at Lessor's option, at any time during the Term, to require Lessee to forthwith remove such property. The rights stated herein are in addition to Lessor's rights described in Section 30.1.

     29.4  RECOVERY OF RENT; RELETTING.

          (a) In the event of the vacation or abandonment of the Leased Premises by Lessee or in the event that Lessor shall elect to reenter as provided in
Section 29.3 above, or shall take possession of the Leased Premises


    /s/ MM                                                          /s/ WRB
________________                                                ________________
LESSORS INITIALS                                                LESSEE'S INITALS
pursuant to legal proceeding or pursuant to any notice provided by law, then if Lessor does not elect to terminate this Lease as provided in Section 29.1 above, this Lease shall continue in effect for so long as Lessor does not terminate Lessee's right to possession, and Lessor may enforce all its rights and remedies under this Lease, including, without limitation, Lessor's right from time to time, without terminating this Lease, to either recover all rental as it becomes due or relet the Leased Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Lessor, in its sole discretion, may deem advisable with the right to make alterations and repairs to the Leased Premises. Acts of maintenance or preservation or efforts to relet the Leased Premises or the appointment of a receiver upon initiation of Lessor or other legal proceeding granting Lessor or its agent possession to protect Lessor's interest under this Lease shall not constitute a termination of Lessee's right to possession.

          (b) In the event that Lessor shall elect to so relet, then rentals received by Lessor from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Lessee to Lessor; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Leased Premises ; fourth, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Lessor and applied in payment of future rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied by the payment of rent hereunder, be less than the rent payable during that month by Lessee hereunder, then Lessee shall pay such deficiency to Lessor immediately upon demand therefor by Lessor. Such deficiency shall be calculated and paid monthly. Lessee shall also pay to Lessor, as soon as ascertained, any costs and expenses incurred by Lessor in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

          (c) No reentry or taking possession of the Leased Premises or any other action under this Section shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Lessee or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Lessor because of any default by Lessee, Lessor may at any time after such reletting elect to terminate this Lease for any such default.

          (d) Lessor has the remedy described in California Civil Code Section 1951.4 (Lessor may continue Lease in effect after Lessee's breach and abandonment and recover rent as it becomes due, if Lessee has right to sublet or assign, subject only to reasonable limitations).

     29.5  NO WAIVER.

     Efforts by Lessor to mitigate the damages caused by Lessee's default in this Lease shall not constitute a waiver of Lessor's right to recover damages hereunder, nor shall Lessor have any obligation to mitigate damages hereunder.

     29.6  CURING DEFAULTS.

     Should Lessee fail to repair, maintain, keep clean, and/or service the Leased Premises, or any part or contents thereof at any time or times, or perform any other obligations imposed by this Lease or otherwise, then after having given Lessee reasonable notice of the failure or failures and a reasonable opportunity, which in no case shall exceed ten (10) days, to remedy the failure, Lessor may enter upon the Leased Premises and perform or contract for the performance of the repair, maintenance, or other Lessee obligation, and Lessee shall pay Lessor for all direct and indirect costs incurred in connection therewith within ten (10) days of receiving a bill therefor from Lessor.

     29.7  NO RIGHT TO CURE.

     Notwithstanding anything to the contrary set forth in Section 28.1 above, Lessee shall be deemed to have committed a material default and breach of this Lease, without any right on Lessee's part to cure such default and breach, upon the failure by Lessee to observe and perform the provisions of any one or more of the following Sections (or indicated portions thereof) of this Lease: 9.3, 19.1, 21.1 (first sentence), 26.1, 35.2, 36.1 and 36.2.

     29.8  CUMULATIVE REMEDIES.

     The various rights, options, election powers, and remedies of Lessor contained in this Article and elsewhere in this Lease shall be construed as cumulative and no one of them exclusive of any others or of any legal or equitable remedy which Lessor might otherwise have in the event of breach or default, and the exercise of one right or remedy by Lessor shall not in any way impair its right to any other right or remedy.

                 30. FORFEITURE OF PROPERTY AND LESSOR'S LIEN

     30.1  REMOVAL OF PERSONAL PROPERTY.

     Lessee agrees that as at the date of termination of this Lease or repossession of the Leased Premises by Lessor, by way of default or otherwise, it shall remove all personal property to which it has the right to ownership pursuant to the terms of this Lease. Any and all such property of Lessee not removed by such date shall, at the option of Lessor, be removed by Lessor and stored at the expense and for the account of Lessee. Lessee waives all rights to notice and all common law and statutory claims and causes of action which it may have against Lessor subsequent to such date as regards the storage, destruction, damage, loss of use and ownership of the personal property affected by the terms of this


    /s/ MM                                                          /s/ WRB
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LESSORS INITIALS                                                LESSEE'S INITALS

Article. Lessee acknowledges Lessor's need to relet the Leased Premises upon termination of this Lease or repossession of the Leased Premises and understands that the forfeitures and waivers provided herein are necessary to aid said reletting, and to prevent Lessor incurring a loss for inability to deliver the Leased Premises to a prospective lessee.

     30.2  LESSOR'S LIEN.

     Lessee hereby grants to Lessor a lien upon and security interest in all fixtures, chattels and personal property of every kind now or hereafter to be placed or installed in or on the Leased Premises and agrees that in the event of any default on the part of Lessee, Lessor shall have all the rights and remedies afforded the secured party by the chapter on "Default" of Division 9 of the Uniform Commercial Code of the state in which the Leased Premises are located and may, in connection therewith, also (a) enter on the Leased Premises to assemble and take possession of the collateral, (b) require Lessee to assemble the collateral and make its possession available to Lessor at the Leased Premises, and (c) enter the Leased Premises, render the collateral, if equipment, unusable and dispose of it in a manner provided by the Uniform Commercial Code of the state in which the Leased Premises are located. Lessee hereby designates Lessor as his attorney-in-fact for purposes of executing such documents as may be necessary to perfect the lien and security interest granted hereunder.

                            31. SURRENDER OF LEASE

     31.1  NO MERGER.

     The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work as a merger, and shall, at the option of Lessor, terminate all or any existing subleases or subtenancies, or may, at the option of Lessor, operate as an assignment to it of any or all such subleases or subtenancies.

                           32. LESSOR'S EXCULPATION

     32.1  LIMITED LIABILITY.

     In the event of default, breach, or violation by Lessor (which term includes Lessor's partners, co-venturers, co-tenants, officers, directors, trustees, employees, agents, or representatives) of any of Lessor's obligations under this Lease, Lessor's liability to Lessee shall be limited to its ownership interest in the Leased Premises (or its interest in the Complex, if applicable) or the proceeds of a public sale of such interest pursuant to foreclosure of a judgment against Lessor.

     32.2  NO RECOURSE.

     Lessor (as defined in Section 32.1) shall not be personally liable for any deficiency beyond its interest in the Leased Premises. All personal liability of all trustees, their employees, agents or representatives is expressly waived by Lessee.

                              33. ATTORNEYS' FEES

     33.1  ACTIONS, PROCEEDINGS, ETC.

     Lessee hereby agrees to pay, as additional rent, all reasonable attorneys' fees and disbursements, and all other court costs or expenses of legal proceedings or other legal services which Lessor may incur or pay out by reason of or in connection with:

          (a) any action or proceeding brought by Lessor wherein Lessor obtains a final judgment or award against Lessee (including arbitration) on account of any default by Lessee in the observance or performance of any obligation under this Lease including, hut not limited to, matters involving payment of rent and additional rent, alterations or other Lessee's work and subletting or assignment;

          (b) any action or proceeding brought by Lessee against Lessor (or any officer, partner, or employee of Lessor) in which Lessee fails to secure a final judgment against Lessor;

          (c) any other appearance by Lessor (or any officer, partner, or employee of Lessor) as a witness or otherwise in any action or proceeding whatsoever involving or affecting Lessee or this Lease;

          (d) any assignment, sublease, or leasehold mortgage proposed or granted by Lessee (whether or not permitted under this Lease), and all negotiations with respect thereto; and

          (e) any alteration of the Leased Premises by Lessee, and all negotiations with respect thereto.

     In any action or proceeding referred to in this Section 33.1, Lessee shall be entitled to recover its reasonable attorneys' fees and costs if Lessee is the prevailing party against Lessor.

     33.2  SURVIVAL.


    /s/ MM                                                          /s/ WRB
________________                                                ________________
LESSORS INITIALS                                                LESSEE'S INITALS

     Lessee's obligations under this Section shall survive the expiration or any other termination of this Lease. This Section is intended to supplement (and not to limit) other provisions of this Lease pertaining to indemnities and/or attorneys' fees.

     33.3  COUNSEL FEES.

     Should it be necessary for Lessor to employ legal counsel to enforce any of the provisions of this Lease, Lessee agrees to pay, as additional rent, all attorneys' fees and court costs reasonably incurred thereby, whether or not Lessor commences any legal action or proceeding.

                                  34. NOTICES

     34.1  WRITING.

     All notices, demands and requests required or permitted to he given or made under any provision of this Lease, shall be in writing and shall be: (i) given or made by personal service, or (ii) by mailing same by registered or certified mail, return receipt requested, postage prepaid, or (iii) by reputable overnight courier service which provides written evidence of delivery, addressed to the respective party at the address set forth in Section 1.2 of this Lease or at such other address as the party may from time to time designate, by a written notice, sent to the other in the manner aforesaid.

     34.2  EFFECTIVE DATE.

     Any such notice, demand or request ("notice") shall be deemed given or made on the third day after the date so mailed. Notwithstanding the foregoing, notice given by personal delivery to the party at its address as aforesaid shall be deemed given on the day on which delivery is made. Notice given by a reputable courier service which provides written evidence of delivery shall be deemed given on the business day immediately following deposit with the courier service.

     34.3  AUTHORIZATION TO RECEIVE.

     Each person and/or entity whose signature is affixed to this Lease as Lessee or as guarantor of Lessee's obligations ("obligor") designates such other obligor its agent for the purpose of receiving any notice pertaining to this Lease or service of process in the event of any litigation or dispute arising from any obligation imposed by this Lease.

                               35. SUBORDINATION

     35.1  PRIORITY OF ENCUMBRANCES.

     This Lease, at Lessor's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the real property of which the Leased Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof Notwithstanding such subordination, Lessee's right to quiet possession of the Leased Premises shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

     35.2  EXECUTION OF DOCUMENTS.

     Lessee agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, and failing to do so within ten (10) days after written demand, does hereby make, constitute and irrevocably appoint Lessor as Lessee's attorney-in-fact and in Lessee's name, place and stead, to do so. It is understood by all parties that Lessee's failure to execute the subordination documents referred to above may cause Lessor serious financial damage by causing the failure of a financing or sale transaction.

     35.3  ATTORNMENT.

     Lessee shall attorn to any purchaser at any foreclosure sale, or to any grantee or transferee designated in any Deed given in lieu of foreclosure.

                           36. ESTOPPEL CERTIFICATES

     36.1  EXECUTION BY LESSEE.

     Within ten (10) days of request therefor by Lessor, Lessee shall execute a written statement acknowledging the commencement and termination dates of this Lease, that it is in full force and effect, has not been modified (or if it has,


    /s/ MM                                                          /s/ WRB
________________                                                ________________
LESSORS INITIALS                                                LESSEE'S INITALS
stating such modifications), and providing any other pertinent information as Lessor or its agent might reasonably request. Failure to comply with this Article shall be a material breach of this Lease by Lessee giving Lessor all rights and remedies under Article 29 hereof, as well as a right to damages caused by the loss of a loan or sale which may result from such failure by Lessee.

     36.2  FINANCING, SALE OR TRANSFER.

     If Lessor desires to finance, refinance, sell, ground lease or otherwise transfer the Leased Premises, or any part thereof, or the Building, Lessee hereby agrees, within ten (10) days of request there for by Lessor, to deliver to any lender or to any prospective buyer, ground lessor or other transferee designated by Lessor such financial statements of Lessee, its Guarantor and its parent company, if any, as may be reasonably required by such party. Such statements shall include the past three (3) years' financial statements of Lessee. All such financial statements shall be received by Lessor in confidence and shall be used only for the purposes herein set forth.

                                  37. WAIVER

     37.1  EFFECT OF WAIVER.

     The waiver by Lessor of any breach of any Lease provision shall not be deemed to be a waiver of such Lease provision or any subsequent breach of the same or any other term, covenant or condition therein contained. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any provision of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

                               38. HOLDING OVER

     38.1  MONTH-TO-MONTH TENANCY ON ACCEPTANCE.

     If Lessee should remain in possession of the Leased Premises after the expiration of the Term and without executing a new Lease, then, upon acceptance of rent by Lessor, such holding over shall be construed as a tenancy from month to month, subject to all the conditions, provisions and obligations of this Lease as existed during the last month of the Term hereof, so far as applicable to a month to month tenancy, except that the Minimum Rent shall be equal to one hundred fifty percent (150%) of the Minimum Rent payable immediately prior to the expiration or sooner termination of the Lease.

                          39. SUCCESSORS AND ASSIGNS

     39.1  BINDING EFFECT.

     The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

                                   40. TIME

     40.1  TIME OF THE ESSENCE.

     Time is of the essence of this Lease with respect to each and every article, section and subsection hereof.

                       41. EFFECT OF LESSOR'S CONVEYANCE

     41.1  RELEASE OF LESSOR.

     If during the Term, Lessor shall sell its interest in the Building or Complex of which the Leased Premises forms a part, or the Leased Premises, then from and after the effective date of the sale or conveyance, Lessor shall be released and discharged from any and all obligations and responsibilities under this Lease, except those already accrued.

                           42. TRANSFER OF SECURITY

     42.1  TRANSFER TO PURCHASER.

     If any security be given by Lessee to secure the faithful performance of all or any of the covenants of this Lease on the part of Lessee, Lessor may transfer and/or deliver the security, as such, to the purchaser of the reversion, in the event that the reversion be sold, and thereupon Lessor shall be discharged from any further liability in reference thereto.

                            43. CORPORATE AUTHORITY

     43.1  AUTHORIZATION TO EXECUTE.


    /s/ MM                                                          /s/ WRB
________________                                                ________________
LESSORS INITIALS                                                LESSEE'S INITALS

     If Lessee is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the Bylaws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. Further, Lessee shall, within thirty (30) days after execution of this Lease, deliver to Lessor a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

                    44. WAIVER OF CALIFORNIA CODE SECTIONS

     44.1  WAIVER BY LESSEE.

     In this Lease, numerous provisions have been negotiated by the parties, some of which provisions are covered by statute. Whenever a provision of this Lease and a provision of any statute or other law cover the same matter, the provisions of this Lease shall control. Therefore, Lessee waives (for itself and all persons claiming under Lessee) the provisions of Civil Code Sections 1932(2) and 1933(4) with respect to the destruction of the Leased Premises; Civil Code Sections 1941 and 1942 with respect to Lessor's repair duties and Lessee's right to repair; Civil Code Section 1995.310, granting to a tenant all remedies provided by law for breach of contract (including, without limitation, the right to contract damages and the right to terminate the lease) in the event that the landlord unreasonably withholds consent to a transfer in violation of the tenant's rights under the lease; Code of Civil Procedure Section 1265.130, allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Leased Premises by condemnation as herein defined; and any right of redemption or reinstatement of Lessee under any present or future case law or statutory provision (including Code of Civil Procedure Sections 473 and 1179 and Civil Code Section 3275) in the event Lessee is dispossessed from the Leased Premises for any reason. This waiver applies to future statutes enacted in addition to or in substitution for the statutes specified herein.

                                   45. WASTE

     45.1  WASTE OR NUISANCE.

     Lessee shall not commit, or suffer to be committed, any waste upon the Leased Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant or occupant of the Complex in which the Leased Premises are located.

                                46. BANKRUPTCY

     46.1  BANKRUPTCY EVENTS.

     If at any time during the Term there shall be filed by or against Lessee in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Lessee's property, or if a receiver or trustee takes possession of any of the assets of Lessee, or if the leasehold interest herein passes to a receiver, or if Lessee makes an assignment for the benefit of creditors or petitions for or enters into an arrangement (any of which are referred to herein as "a bankruptcy event"), then the following provisions shall apply:

          (a) At all events any receiver or trustee in bankruptcy or Lessee as debtor in possession ("debtor") shall either expressly assume or reject this Lease within sixty (60) days following the entry of an "Order for Relief."

          (b) In the event of an assumption of the Lease by a debtor, receiver, or trustee, such debtor, receiver, or trustee shall immediately after such assumption (1) cure any default or provide adequate assurances that defaults will be promptly cured; and (2) compensate Lessor for actual pecuniary loss or provide adequate assurances that compensation will be made for actual pecuniary loss; and (3) provide adequate assurance of future performance.

     For the purposes of this paragraph 46.1(b), adequate assurance of future performance of all obligations under this Lease shall include, but is not limited to:

              (i) written assurance that rent and any other consideration due under the Lease shall first be paid before any other of Lessee's costs of operation of its business in the Leased Premises are paid;

              (ii) written agreement that assumption of this Lease will not cause a breach of any provision hereof including, but not limited to, any provision relating to use or exclusivity in this or any other Lease, or agreement relating to the Leased Premises, or if such a breach is caused, the debtor, receiver or trustee will indemnify Lessor against such loss (including costs of suit and attorneys' fees), occasioned by such breach;

          (c) Where a default exists under the Lease, the party assuming the Lease may not require Lessor to provide services or supplies incidental to the Lease before its assumption by such trustee or debtor, unless Lessor is compensated under the terms of the Lease for such services and supplies provided before the assumption of such Lease.


          (d) The debtor, receiver, or trustee may only assign this Lease in accordance with the terms of

    /s/ MM                                                          /s/ WRB
________________                                                ________________
LESSORS INITIALS                                                LESSEE'S INITALS

Article 30 and if adequate assurance of future performance by the assignee is provided, whether or not there has been a default under the Lease. For the purpose hereof; adequate assurance of future performance means written agreement that assignment of this Lease will not cause a breach of any provision hereof including, but not limited to, any provision relating to use or exclusivity in this or any other Lease or agreement relating to the Leased Premises, and that if such a breach is caused, the debtor, receiver or trustee will indemnify Lessor against such loss (including costs of suit and attorney's fees), occasioned by such breach. Any consideration paid by any assignee in excess of the rental reserved in the Lease shall be the sole property of; and paid to, Lessor. Upon assignment by the debtor or trustee, the obligations of the Lease shall be deemed to have been assumed and the assignee shall execute an assumption agreement on request of Lessor.

          (e) Lessor shall be entitled to the fair market value for the Leased Premises and the services provided by Lessor (but in no event less than the rental reserved in the Lease) subsequent to the commencement of a bankruptcy event.

          (f) Lessor specifically reserves any and all remedies available to Lessor in Article 29 hereof or at law or in equity in respect of a bankruptcy event by Lessee to the extent such remedies are permitted by law.

                               47. LATE CHARGES

     47.1  LATE PAYMENT BY LESSEE.

     Lessee acknowledges that late payment by Lessee to Lessor of rent or any other payment due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Lessor by the terms of any encumbrance and note secured by any encumbrance covering the Leased Premises. Therefore, if any installment of rent, or any other payment due hereunder from Lessee is not received by Lessor when due, Lessee shall pay to Lessor an additional sum of ten percent (10%) of such rent or other charge as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the cost that Lessor will incur by reason of late payment by Lessee. Acceptance of any late charge shall not constitute a waiver of Lessee default with respect to the overdue amount, or prevent Lessor from exercising any other rights or remedies available to Lessor.

                           48. MORTGAGEE PROTECTION

     48.1  NOTICE AND RIGHT TO CURE DEFAULT.

     Lessee agrees to give any mortgagee(s) and/or trust deed holders, by registered mail, a copy of any notice of default served upon Lessor, provided that prior to such notice Lessee has been notified, in writing (by way of Notice of Assignment of Rents and Leases, or otherwise), of the address of such mortgagees and/or trust deed holders. Lessee further agrees that if Lessor shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty
(30) days within which to cure such default or, if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days. any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

                         49. MISCELLANEOUS PROVISIONS

     49.1  CAPTIONS.

     The captions of this Lease are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease.

     49.2  NUMBER AND GENDER.

     Whenever the singular number is used in this Lease and when required by the context, the same shall include the plural, the plural shall include the singular, and the masculine gender shall include the feminine and neuter genders, and the word "person" shall include corporation, firm or association. If there be more than one Lessee, the obligations imposed under this Lease upon Lessee shall be joint and several.

     49.3  MODIFICATIONS.

     This instrument contains all of the agreements, conditions and representations made between the parties to this Lease and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties to this Lease.

     49.4  PAYMENTS.

     Except as otherwise expressly stated, each payment required to be made by Lessee shall be in addition to and not in substitution for other payments to be made by Lessee.


    /s/ MM                                                          /s/ WRB
________________                                                ________________
LESSORS INITIALS                                                LESSEE'S INITALS

     49.5  SEVERABILITY.

     The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

     49.6  NO OFFER.

     The preparation and submission of a draft of this Lease by either party to the other shall not constitute an offer, nor shall either party be bound to any terms of this Lease or the entirety of the Lease itself until both parties have fully executed a final document and an original signature document has been received by both parties. Until such time as described in the previous sentence, either party is free to terminate negotiations with no obligation to the other.

     49.7  DISPUTED SUMS.

     Under the terms of this Lease numerous charges are and may be due from Lessee to Lessor including, without limitation, Common Area changes, real estate taxes, insurance reimbursement and other items of a similar nature including advances made by Lessor in respect of Lessee's default at Lessor's option. In the event that at any time during the Term there is a bona fide dispute between the parties as to the amount due for any of such charges claimed by Lessor to be due, the amount demanded by Lessor shall be paid by Lessee until the resolution of the dispute between the parties or by litigation. Failure by Lessee to pay the disputed sums until resolution shall constitute a default under the terms of the Lease.

     49.8  LESSEE'S REMEDIES.

     Notwithstanding anything to the contrary contained in this Lease, if any provision of this Lease expressly or impliedly obligates Lessor not to unreasonably withhold its consent or approval, an action for declaratory judgment or specific performance will be Lessee's sole right and remedy in any dispute as to whether Lessor has breached such obligation.

     49.9  LIGHT, AIR AND VIEW.

     No diminution of light, air, or view by any structure which may hereafter be erected (whether or not by Lessor) shall entitle Lessee to any reduction of Rent, result in any. liability of Lessor to Lessee, or in any other way affect this Lease or Lessee's obligations hereunder.

     49.10  PUBLIC TRANSPORTATION INFORMATION.

     Lessee shall comply with all requirements of any local transportation management ordinance.

     49.11  RULES AND REGULATIONS.

     Lessee agrees to comply with all reasonable rules and regulations adopted and promulgated by Lessor and applicable to all tenants in the Complex for the lawful, orderly, clean, safe, aesthetic, quiet, and beneficial use, operation, maintenance, management, and enjoyment of the Complex. The initial rules and regulations concerning the Complex are attached hereto as Exhibit E. Lessor reserves the right to make additional rules affecting the Complex throughout the Term hereof. Lessor shall have no liability for violation by any other lessee in the Complex of any rules or regulations nor shall such violation or waiver thereof excuse Lessee from compliance. All delivery and dispatch of supplies, fixtures, equipment and furniture shall be by means and during hours established by Lessor. Lessee shall not at any time park its trucks or other delivery vehicles in the Common Areas, except in such parts thereof as from time to time designated by Lessor.

     49.12  JOINT AND SEVERAL LIABILITY.

     Should Lessee consist of more than one person or entity, they shall be jointly and severally liable on this Lease.

     49.13  SURVIVAL OF OBLIGATION.

     All obligations of Lessee which may accrue or arise during the Term or as a result of any act or omission of Lessee during said Term shall, to the extent they have not been fully performed, satisfied or discharged, survive the expiration or termination of this Lease.

     49.14  REAL ESTATE BROKERS.

     Lessor and Lessee each represents and warrants to the other party that it has not authorized or employed, or acted by implication to authorize or employ, any real estate broker or salesman to act for it in connection with this Lease, other than CPS ("Broker") representing both Lessor and Lessee. Lessor and Lessee shall each indemnify, defend and hold the other party harmless from and against any and all claims by any real estate broker or salesman whom the indemnifying party authorized or employed, or acted by implication to authorize or employ, to act for the indemnifying


    /s/ MM                                                          /s/ WRB
________________                                                ________________
LESSORS INITIALS                                                LESSEE'S INITALS
party in connection with this Lease, other than the Broker identified above. Lessor shall pay to Broker a lease commission in connection with this Lease transaction pursuant to a separate agreement between Lessor and Broker.

     49.15  NONLIABILITY OF LESSOR FOR APPROVALS.

     Except as may otherwise be expressly stated by a provision of this Lease, and only to the extent so stated, the consent or approval, whether express or implied, or the act, failure to act or failure to object, by Lessor in connection with any plan, specification, drawing, proposal, request, act, omission, notice or communication (collectively, "act") by or for, or prepared by or for, Lessee, shall not create any responsibility or liability on the part of Lessor, and shall not constitute a representation by Lessor, with respect lathe completeness, sufficiency, efficacy, propriety, quality or legality of such act.

     49.16  INTEREST ON PAST DUE AMOUNTS.

     If any sum due Lessor from Lessee is not received by Lessor within five (5) calendar days after the date such sum is due and payable, such sum shall bear interest from the due date until paid by Lessee at the rate of two percent (2%) above the Prime Rate (as herein defined), not to exceed the maximum rate of interest allowed by law in the state where the Leased Premises are located, and such interest shall be deemed to be additional rent. "Prime Rate" means the highest rate charged by Bank of America NT&SA, San Francisco Main Office, on short-term unsecured loans to its most creditworthy corporate borrowers.

     49.17  CONVERSION TO A LIMITED LIABILITY ENTITY.

          (a) No Conversion Without Consent. Anything to the contrary in this
              -----------------------------
Lease notwithstanding, if Lessee is currently a partnership (either general or limited), joint venture, cotenancy, joint tenancy or an individual, Lessee may not convert (the "Conversion") the Lessee entity or person into any type of entity which possesses the characteristic of limited liability such as, by way of example only, a corporation, a limited liability company, limited liability partnership or limited liability limited partnership (singularly and collectively, "Limited Entity"), without the consent of Lessor, which consent, subject to fulfillment of the conditions below, shall not be unreasonably withheld.

          (b) Conditions to Lessor's Consent. The following are conditions
              ------------------------------
precedent to Lessor's obligation to act reasonably with respect to a Conversion to a Limited Entity:

              (i) The Limited Entity assumes all of Lessee's liabilities and is assigned all of Lessee's assets as of the effective date of the Conversion;

              (ii) As of the effective date of the Conversion, the Limited Entity shall have a net worth ("Net Worth"), which is not less than the greater of (i) Lessee's Net Worth on the date of execution of the Lease or (ii) Lessee's Net Worth as of the date Lessee requests Lessor's consent to the Conversion;

              (iii) Lessee has timely fulfilled all its obligations under any of the terms, covenants or conditions of this Lease during the term of the Lease;

              (iv) Lessee delivers to Lessor an agreement, in form and substance satisfactory to Lessor and executed by each equity interest holder of Lessee, wherein each equity interest holder of Lessee agrees to remain personally liable for all of the terms, covenants and conditions of the Lease that are to be observed and performed by the Limited Entity; and

              (v) Lessee shall reimburse Lessor within ten (10) days following Lessor's written demand therefor for any and all reasonable costs and expenses that may be incurred by Lessor in connection with the Conversion including, without limitation, reasonable attorney's fees.

          (c) Nothing in this Section 49.17 shall modify or reduce the obligations of Lessee under this Lease.

     IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease as of the day and year first written above.

LESSOR:                                 LESSEE:

BEDFORD PROPERTY INVESTORS, INC.,       CREDENCE SYSTEMS CORPORATION,
a Maryland corporation                  a Delaware corporation

BY: /s/ Bob Pester                      BY: /s/ W.R. Bottoms
   -------------------------------         ----------------------------------

ITS: SVP                                ITS: CEO
    ------------------------------          ---------------------------------

DATED: 12/13/97                         DATED: December 12, 1997
      ----------------------------            -------------------------------

    /s/ MM                                                          /s/ WRB
________________                                                ________________
LESSORS INITIALS                                                LESSEE'S INITALS

FOR OFFICE USE ONLY:
PREPARED BY: mps
REVIEWED BY: nips
APPROVED BY: rep






    /s/ MM                                                          /s/ WRB
________________                                                ________________
LESSORS INITIALS                                                LESSEE'S INITALS

                                   ADDENDUM
                                   --------

                           OPTION TO EXTEND THE TERM
                           -------------------------

     1.  Notice of Exercise. Lessee shall have the right to extend the initial
         ------------------
Term hereof for ONE (1) additional and consecutive period of FIVE(5) years upon the same terms and conditions as stated herein, except for Minimum Rent. Such extension is herein referred to as an "Extended Term." Lessee must exercise its right, if at all, by written notification (the "Notice of Exercise") to Lessor not less than Two Hundred Ten (210) days prior to the expiration of the Term hereof, provided that Lessee has not been in default of any of the provisions of this Lease during the Term.

     2.  Options are Personal. The option to extend granted herein is personal
         --------------------
to the original Lessee executing this Lease, and notwithstanding anything to the contrary contained in the Lease, the rights contained in this Addendum are not assignable or transferable by such original Lessee. Lessor grants the rights contained herein to Lessee in consideration of Lessee's strict compliance with the provisions hereof, including, without limitation, the manner of exercise of this option.

     3.  Fair Market Rental. If Lessee exercises the right to extend the Term
         ------------------
then the Minimum Rent shall be adjusted to equal the Fair Market Rental for the Leased Premises as of the date of the commencement of the Extended Term, pursuant to the procedures hereinafter set forth. The term "Fair Market Rental" means the Minimum Rent chargeable for the Leased Premises based upon the following factors applicable to the Leased Premises or any comparable premises:

     (a) rental rates being charged for comparable premises in the same geographical location;
     (b) The relative locations of comparable premises;
     (c) Improvements, or allowances provided for improvements, or to be provided;
     (d) Rental adjustments, if any, or rental concessions;
     (e) Services and utilities provided or to be provided;
     (f) Use limitations or restrictions;
     (g) Any other relevant Lease terms or conditions.

     In no event, however, shall the Fair Market Rental be less than the Minimum Rent in effect immediately prior to the commencement date of the Extended Term. The Fair Market Rental, as determined pursuant to this Addendum, shall become the monthly Minimum Rent payable by Lessee during the initial twelve (12) months of the Extended Term. The Minimum Rent shall be adjusted upon the expiration of the initial twelve (12) months of the Extended Term, and upon the expiration of each twelve (12) month period thereafter, in accordance with the provisions of Paragraph 9, below.

     4.  Determination of Fair Market Rental. Upon exercise of the right to
         -----------------------------------
extend the Term, and included within the Notice of Exercise, Lessee shall notify Lessor of its opinion of Fair Market Rental as above defined for the Extended Term. If the parties are unable to agree upon a Minimum Rent for the Extended Term within thirty (30) days following Lessor's receipt of the Notice of Exercise, within ten (10) days thereafter either party may, at its sole cost and expense and by giving notice to the other party in writing, appoint a real estate appraiser who is a member of the Appraisal Institute, or the Society of Real Estate Appraisers, or an equivalent professional organization, with at least five (5) years' experience appraising properties devoted to the same general type of use (e.g. retail, office) as the Leased Premises in the county in which the Leased Premises are located ("Qualified Appraiser"), to set the Fair Market Rental for the Extended Term. If a party does not appoint a Qualified Appraiser within ten (10) days after the first party has given notice of the name of its Qualified Appraiser, the single Qualified Appraiser appointed shall be the sole appraiser and shall set the Fair Market Rental for the Extended Term. If two Qualified Appraisers are appointed by the parties, they shall meet promptly, on five (5) days notice to the parties, to take such evidence and other information as the parties may deem reasonable to submit to the Qualified Appraisers. Within thirty (30) days after the selection of the last of the two Qualified Appraisers to be appointed by the parties, the Qualified Appraisers shall render their opinions of the Fair Market Rental of the Leased Premises as above qualified. If the two valuations are within ten percent (10%) of each other, they shall be averaged and the average of the two shall be the Minimum Rent for the Extended Term. If only one appraisal is timely submitted that appraisal shall constitute the Minimum Rent for the Extended Term. If the two valuations are separated by more than ten percent (10%), then the two Qualified Appraisers shall, within ten (10) days following the last date for submission of the two appraisals of Fair Market Rental, appoint a third Qualified Appraiser, who shall decide the Fair Market Rental for the Extended Term as specified in Section 7 of this Addendum. If the two Qualified Appraisers are unable to agree upon a third Qualified Appraiser within such ten (10) day period, they shall notify the parties hereto in writing of their inability to appoint a third Qualified Appraiser, and within ten (10) days following receipt of such notice either of the parties to this Lease, by giving five (5) days' notice to the other party, may demand Arbitration as specified in Section 6 of this Addendum. If neither party applies for Arbitration within the ten (10) day period herein specified, the two appraisals of Fair Market Rental shall be averaged as stated above, and such average shall be the Minimum Rent for the Extended Term..

     5.  Arbitration. In the event the parties are unable to mutually agree upon
         -----------
a Minimum Rent for the Extended

    /s/ MM                                                          /s/ WRB
________________                                                ________________
LESSORS INITIALS                                                LESSEE'S INITALS

Term, and in such event proceed to Appraisal or Arbitration proceedings as specified below, both parties shall be bound to submit the matter for such determination. The procedure specified in this Addendum for appointment of Qualified Appraisers, delivery of appraisals, appointment of an Arbitrator, and determination of Fair Market Rental thereby, is herein collectively referred to as "Arbitration." The Arbitration shall be conducted and determined in the County where the Leased Premises are situated. If the Arbitration is not concluded before the commencement of the Extended Term, Lessee shall pay Minimum Rent to Lessor in an amount equal to the Fair Market Rental set forth in the appraisal by Lessor's Qualified Appraiser until the Fair Market Rental is determined in accordance with the arbitration provisions hereof If the Fair Market Rental as determined by Arbitration differs from that stated by Lessor's Qualified Appraiser, then any adjustment shall be made by payment by the appropriate party within thirty (30) days after the determination of Fair Market Rental by Arbitration has been concluded, as provided herein. Lessee shall be obligated to make payment during the entire Extended Term of the Minimum Rent, determined in accordance with the Arbitration procedure hereunder, as increased pursuant to Paragraph 9, below.

     6.   Demand for Arbitration. A party demanding Arbitration hereunder shall
          ----------------------
make its demand in writing ("Demand Notice") within ten (10) days after receipt of notice from the Qualified Appraisers that they have failed to appoint a third Qualified Appraiser as specified in Section 4 above. A copy of the Demand Notice shall be sent to the President of the Real Estate Board for the county in which the Leased Premises are located. If there is no Real Estate Board, or Board President, in said county then a copy of the Demand Notice shall be sent to the Presiding Judge of the highest trial court in such county for the state in which the Leased Premises are located. The Board President or Presiding Judge, whichever is applicable, is hereinafter referred to as the "Appointer." The Appointer, acting in his personal, private capacity, shall appoint within ten
(10) days thereafter a third Qualified Appraiser to be the "Arbitrator." The Arbitrator shall be qualified to serve as an expert witness, over objection, to give opinion testimony addressed to the issue in a court of competent jurisdiction.

     7.   Decision of the Arbitrator. As used herein, the term "Arbitrator"
          --------------------------
refers to a third Qualified Appraiser, selected by any of the methods heretofore set forth. The Arbitrator shall, within sixty (60) days after his appointment, state in writing his determination as to whether the Fair Market Rental stated by Lessor's Qualified Appraiser or the Fair Market Rental stated by Lessee's Qualified Appraiser most closely approximates his own. The Arbitrator shall have the right to consult experts and competent authorities with factual information or evidence pertaining to the determination of Fair Market Rental, but any such consultation shall be made in the presence of both parties with full right to cross examine. The Arbitrator shall not state his own opinion of Fair Market Rental, but shall be strictly limited to the selection of one of the two appraisals submitted by the other two Qualified Appraisers. The Arbitrator shall have no right to propose a middle ground or any modification of either of the proposed valuations, and shall have no power to modify this Lease. The valuation so chosen as most closely approximating that of the Arbitrator shall constitute his decision, shall be deemed the Minimum Rent for the Extended Term and shall be final and binding upon the parties absent fraud or gross error. The Arbitrator shall render a decision and award in writing, with counterpart copies to each party. Judgement may be entered thereon in any court of competent jurisdiction.

     8.   Successor Arbitrator: Fees and Expenses. In the event of failure,
          ---------------------------------------
refusal, or inability of the Arbitrator to act in a timely manner, a successor shall be appointed in the same manner as such Arbitrator was first chosen hereunder. The fees and expenses of the Arbitrator and for the administrative hearing fee, if any, shall be divided equally between the parties. Each party shall bear its own attorneys' fees and other expenses, including fees of witnesses in presenting evidence, and the fees and cost of its own Qualified Appraiser.

     9.   CPI Rental Adjustment. The Minimum Rent determined pursuant to this
          ---------------------
Addendum shall be the monthly Minimum Rent payable by Lessee during the initial twelve(12) months of the Extended Term. Such Minimum Rent shall be adjusted upon the expiration of the initial twelve (12) months of the Extended Term, and upon the expiration of each twelve (12) month period thereafter(hereinafter, the "adjustment dates"), as follows: the basis for computing the adjustment in Minimum Rent is the Consumer Price Index, All Urban Consumers, All Items, San Francisco/Oakland/San Jose Bay Area, published by the United States Department of Labor, Bureau of Labor Statistics (1984=100) (the "Index.") The Index which is published nearest to the commencement of the Extended Term (for the rental adjustment occurring upon expiration of the initial twelve months of the Extended Term), or the immediately prior adjustment date (for the rental adjustment as of all other adjustment dates) shall be deemed to be the "Beginning Index." The Index published nearest to the applicable adjustment date shall be deemed to be the "Extension Index." If the Extension Index has increased over the applicable Beginning Index, the Minimum Rent for the following twelve (12) months (until the next rent adjustment date) shall be established by multiplying the Minimum Rent in effect immediately prior to the applicable adjustment date by a fraction, the numerator of which is the Extension Index and the denominator is the Beginning Index. In no event, however, shall the Minimum Rent as established at each adjustment date be less than three percent (3%) more than, or more than eight percent (8%) more than, the Minimum Rent due immediately prior to the applicable adjustment date. Lessor shall notify Lessee of the amount of such adjustment, and Lessee shall acknowledge such adjustment within five (5) days of such notice from Lessor. Following adjustment of the Minimum Rent as specified herein, the parties shall immediately execute an amendment to the Lease on request of either party stating the new Minimum Rent. In the event that the Extension Index has not been published as of the applicable adjustment date, the previous Minimum Rent shall remain in effect until publication thereof on the first day of the first calendar month following publication of the Extension Index (the "Retroactive Date"), Lessee shall pay to Lessor (i) the Minimum Rent for the current month as increased as provided herein, and (ii) the monthly increase in the Minimum Rent resulting from the calculation upon publication of the Extension Index multiplied by the number of months that have elapsed between the last adjustment date and the Retroactive Date, such that the newly revised Minimum Rent shall have been paid in full commencing with the immediately preceding adjustment date. If the Index is changed so that the Beginning Index differs


    /s/ MM                                                          /s/ WRB
________________                                                ________________
LESSORS INITIALS                                                LESSEE'S INITALS
from that used for the Extension Index, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the term of the Lease, such other government index or computation with which nit is replaced shall be used in order to obtain substantially the same result as would have been obtained if the Index had not been discontinued or revised.

LESSOR:                                 LESSEE:

BEDFORD PROPERTY INVESTORS, INC.,       CREDENCE SYSTEMS CORPORATION,

BY: /s/ Bob Pester                      BY: /s/ W.R. Bottoms
   ------------------------------          ----------------------------------

ITS: SVP                                ITS: CEO
    -----------------------------           ---------------------------------

DATED: 12/12/97                         DATED: December 12, 1997
      ---------------------------             -------------------------------

    /s/ MM                                                          /s/ WRB
________________                                                ________________
LESSORS INITIALS                                                LESSEE'S INITALS

                                   EXHIBIT A

                       LEGAL DESCRIPTION OF THE COMPLEX



REAL PROPERTY IN THE CITY OF FREMONT, COUNTY OF ALAMEDA, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:

LOT 9, TRACT 4464, FILED JULY 11, 1980, BOOK 120, PAGE 9 OF MAPS, ALAMEDA COUNTY RECORDS.







    /s/ MM                                                          /s/ WRB
________________                                                ________________
LESSORS INITIALS                                                LESSEE'S INITALS

                                   EXHIBIT B

            PLAN OF COMPLEX SHOWING LOCATION OF THE LEASED PREMISES


                     [DIAGRAM OF FLOOR PLAN APPEARS HERE]






    /s/ MM                                                          /s/ WRB
________________                                                ________________
LESSORS INITIALS                                                LESSEE'S INITALS

                                   EXHIBIT C

                           CONSTRUCTION OBLIGATIONS

     1.   DEFINED TERMS. All capitalized terms referred to in this Exhibit C
          -------------
(this "Agreement") not defined below shall have the same meaning as defined in the Lease of which this Agreement forms a part.

     2.   CONSTRUCTION OF TENANT IMPROVEMENTS.  Lessee shall construct the
          -----------------------------------
Tenant Improvements in accordance with this Agreement and the approved Construction Plans.

     3.   DEFINITIONS. Each of the following terms shall have the following
          -----------
meaning:

          "ARCHITECT" shall mean Zamora & Associates Architects, Planners. Architect shall be employed by Lessee and all costs of Architect will be the responsibility of Lessee as part of the Tenant Improvement Cost.

          "BASE TENANT IMPROVEMENT ALLOWANCE" shall mean the amount to be contributed by Lessor toward Tenant Improvement Cost. The Base Tenant Improvements Allowance shall be an amount equal to Twenty Dollars ($20.00) multiplied by the square footage of the Leased Premises (which Lessor and Lessee agree is equal to 35,132 rentable square feet), or Seven Hundred Two Thousand Six Hundred Forty Dollars ($702,640.00.) Notwithstanding anything to the contrary contained herein or in the Lease, in no event shall Lessor have any obligation to pay any costs or expenses incurred in connection with or arising out of the Tenant Improvements in excess of the Base Tenant Improvement Allowance specified above.

          "BUILDING" shall mean the Building Shell and the Tenant Improvements.

          "BUILDING SHELL" shall mean the basic minimum enclosure of the Building consisting of the foundation and floors, structural framework, roof coverings, exterior walls and exterior doors and windows, basic fire sprinkler systems, plumbing system stubs, underground electrical power stubs with up to 1,000 amps at 277/480 volts of electrical power available to the Leased Premises, the parking lots and landscaping appurtenant to the Complex, but excluding all Tenant Improvements. Lessor shall construct the Building Shell at its sole cost and expense.

          "CONSTRUCTION PLANS" shall mean the complete plans and specifications for the construction of the Tenant Improvements, which shall be in substantial compliance with the Approved Preliminary Plans, consisting of all architectural, engineering, mechanical and electrical drawings and specifications which are required to obtain all building permits, licenses and certificates from the applicable governmental authority(ies) for the construction of the Tenant Improvements. The Construction Plans shall be prepared by Architect, and in all respects shall be in compliance with all applicable laws, rules, regulations, and building codes for the City of Fremont, California.

          "CONTRACTOR" shall mean University Construction, a California licensed general contractor. Contractor shall be responsible for construction of the Tenant Improvements, and shall utilize Werthmann Electric Co. as the electrical subcontractor, and Air Systems as the HVAC/mechanical contractor, in the construction of the Tenant Improvements..

          "LESSEE'S PERSONAL PROPERTY" shall mean all personal property constructed or installed in the Leased Premises by Lessee at Lessee's expense, including furniture, fixtures and equipment, but excluding Tenant Improvements.

          "TENANT IMPROVEMENTS" shall mean all interior portions of the Building to be constructed by Lessee pursuant to this Agreement and the Approved Construction Plans, including but not limited to, electrical systems, heating, ventilating and air conditioning systems ("HVAC"), plumbing and fire sprinkler systems (to the extent such electrical, HVAC, plumbing and fire sprinkler systems are not included in the Building Shell), interior partitions, millwork, floor coverings, acoustical ceilings, interior painting, and similar items.

          "TENANT IMPROVEMENT COST" shall mean the costs for construction and installation of the Tenant Improvements, inclusive of the fees charged by Architect. The costs for construction and installation shall include, but not be limited to, the following:

                (a) architectural / space planning fees and costs charged by Architect in the preparation of the Preliminary Plans, Construction Plans and/or any Change Requests;

                (b) any and all other fees and costs charged by architects, engineers and consultants in the preparation of the Construction Plans, including mechanical, electrical, plumbing and structural drawings and of all other aspects of the Construction Plans, and for processing governmental applications and applications for payment, observing construction of the work, and other customary engineering, architectural, interior design and space planning services;

                (c) surveys, reports, environmental and other tests and inspections of the site and any improvements thereon necessary for the construction of the Tenant Improvements;






    /s/ MM                                                          /s/ WRB
________________                                                ________________
LESSORS INITIALS                                                LESSEE'S INITALS

                (d) labor, materials, equipment and fixtures supplied by the Contractor, its subcontractors and/or materialmen;

                (e) the furnishing and installation of all HVAC duct work, terminal boxes, distributing diffusers and accessories required for completing the heating, ventilating and air conditioning system in the Leased Premises, including costs of meter and key control for after-hour usage;

                (f) all electrical circuits, wiring, lighting fixtures, and tube outlets furnished and installed throughout the Leased Premises, including costs of meter and key control for after-hour electrical power usage;

                (g) all window and floor coverings in the Leased Premises:

                (h) all fire and life safety control systems, such as fire walls, sprinklers and fire alarms, including piping, wiring and accessories installed within the Leased Premises;

                (i) all plumbing, fixtures, pipes and accessories installed within the Leased Premises;

                (j) fees charged by the city and/or county where the Building is located (including, without limitation, fees for building permits and plan checks) required for the construction of the Tenant Improvements in the Leased Premises;

                (k) all taxes, fees, charges and levies by governmental and quasi-governmental agencies for authorization, approvals, licenses and permits; and all sales, use and excise taxes for the materials supplied and services rendered in connection with the installation and construction of the Tenant Improvements;

                (l) all costs and expenses incurred to comply with all laws, rules, regulations or ordinances of any governmental authority in connection with the construction of the Tenant Improvements.

                Tenant Improvement Costs shall not include the cost of any of Lessee's Personal Property or the installation thereof, which shall be performed by Lessee at its sole cost and expense. Subject to the payment by Lessor of the Base Tenant Improvement Allowance in the time and manner specified in Section 12, below, Lessee shall be solely responsible for paying all Tenant Improvement Costs.

     4.  SPACE PLAN FOR TENANT IMPROVEMENTS.
         ----------------------------------

         4.1 PREPARATIONS BY ARCHITECT. The space plan ("Preliminary Plans") for the Tenant Improvements shall be prepared by Architect. Within five (5) business days following execution of the Lease, Lessee shall meet with Architect to develop the Preliminary Plans. Within five (5) business days thereafter, Architect shall provide the Preliminary Plans to Lessee and Lessor for review and approval.

         4.2 REVIEW AND APPROVAL. Lessor and Lessee will either approve the Preliminary Plans in writing, or note changes to be made to the Preliminary Plans in writing, and shall provide such written approval or proposed changes to Architect and the other party within five (5) business days after receipt of the Preliminary Plans from Architect. In the event changes are necessary, Architect shall make such changes following receipt of the written changes from Lessor and/or Lessee and shall provide the revised Preliminary Plans to Lessee and Lessor for approval in writing as soon as possible thereafter, but in no event to exceed five (5) business days.

         4.3 APPROVED PRELIMINARY PLANS. The Preliminary Plans which are approved by both Lessor and Lessee in writing ("Approved Preliminary Plans") shall be used by Architect to develop the Construction Plans.

     5.  CONSTRUCTION PLANS FOR TENANT IMPROVEMENTS.
         ------------------------------------------

         5.1 PREPARATION BY ARCHITECT. Within fourteen (14) business days following approval by Lessor and Lessee of the Approved Preliminary Plans, Architect shall provide Lessee and Lessor with completed Construction Plans showing (i) Lessee's partition layout and the location and details; (ii) the location of telephone and electrical outlets; (iii) the location, style and dimension of any desired special lighting; (iv) the location, design and style of all doors, floor coverings and wall coverings; (v) the location, design, style and dimensions of cabinets and casework; and (vi) all details, including "cut sheets," for the Tenant Improvements, which shall be in conformity with the Approved Preliminary Plans. The Construction Plans shall be in a form satisfactory to appropriate governmental authorities responsible for issuing permits and licenses required for construction of the Tenant Improvements.

         5.2 LESSOR'S REVIEW OF CONSTRUCTION PLANS FOR TENANT IMPROVEMENTS. Within three (3) business days after receipt of the Construction Plans, Lessor shall notify Lessee in writing of any changes necessary to bring the Construction Plans into substantial conformity with the Approved Preliminary Plans. If any changes requested by Lessor are reasonably necessary to bring the Construction Plans into substantial conformity with the Approved Preliminary Plans, Architect shall make such changes and provide the revised Construction Plans to Lessor for its review and approval, such approval not to be unreasonably withheld or delayed. Within three (3) business days thereafter, Lessor shall either (i) notify Lessee in writing of any changes necessary to bring the Construction Plans into substantial

    /s/ MM                                                          /s/ WRB
________________                                                ________________
LESSORS INITIALS                                                LESSEE'S INITALS
conformity with the Approved Preliminary Plans, or (ii) approve such revised Construction Plans. Architect shall continue to revise the Construction Plans as required by Lessor and Lessee until Lessor's and Lessee's written approval is received. The Construction Plans approved in writing by both Lessor and Lessee shall be deemed the "Approved Construction Plans."

     6. CONTRACTOR. Lessee shall, as soon as reasonably possible, enter into a contract with the Contractor for the construction of the Tenant Improvements (the "Construction Contract"), for a bid price acceptable to Lessee in its sole discretion (the "Approved Bid.") The Construction Contract between Lessee and Contractor shall provide that all Tenant Improvements shall be warranted by Contractor for a period not less than one (1) year, and shall provide that all such warranties are assignable to, and enforceable by, Lessor. Lessor must approve the Construction Contract before Lessee and Contractor execute the same, such approval not to be unreasonably withheld.

     7.   BUILDING PERMIT. Lessee shall be responsible for obtaining a building
          ---------------
permit ("Building Permit") for the Tenant Improvements. To the extent requested by Lessee, Lessor shall, at no cost or expense to Lessor, assist Lessor in obtaining the Building Permit. Lessee, the Architect or the Contractor shall submit the Approved Construction Plans to the appropriate governmental body for plan checking and a Building Permit.

     8.   CHANGE REQUESTS. No changes to the Approved Construction Plans
          ---------------
requested by Lessee (each, a "Change Request") shall be made without Lessor's prior written approval, which approval shall not be unreasonably withheld or delayed, subject to the following:

              (i) No Change Request shall affect the structure or operating systems of the Building;

              (ii) A Change Request shall constitute an agreement by Lessee to any delay in completion of the Tenant Improvements caused by reviewing, processing and implementing the Change Request;

              (iii) Any delays in completion of the Tenant Improvements caused as a result of a Change Request shall not delay the commencement of the term of the Lease from the date specified in Section 1.4 of the Lease. Lessee agrees that the Lease and all obligations of Lessee thereunder (including without limitation the obligation to pay rent) shall commence on the date specified in Section 1.4 of the Lease, notwithstanding any delay in construction of the Tenant Improvements caused by any Change Request.

     Any and all costs incurred in connection with a Change Request approved by Lessor shall be paid for solely by Lessee, including, without limitation, increased architectural or engineering fees and costs, permit re-submittal fees and costs, increased construction costs, costs incurred as a result of any delay in constructing the Tenant Improvements as a result of the Change Request, or any other costs and expenses incurred in connection with or arising out of such Change Request.

     9.   PAYMENT OF ADDITIONAL COSTS. Following Substantial Completion of the
          ---------------------------
Tenant Improvements and determination of the total Tenant Improvement Cost, to the extent the Tenant Improvement Cost exceeds the Base Tenant Improvement Allowance (the "Additional Costs"), and such Additional Costs have not previously been paid by Lessee pursuant to Section 10, below, Lessee shall be solely responsible for payment of such Additional Costs.

     10.  PAYMENT OF CONTRACTOR. Once Lessee and Contractor have mutually
          ---------------------
executed the Construction Contract, Lessee shall be responsible for making monthly progress payments to Contractor in accordance with the Construction Contract, subject to reimbursement by Lessor pursuant to the following procedure. Lessor shall reimburse Lessee each month, within twenty (20) days of receipt of bills or invoices from Lessee representing the current months' payment obligation to the Contractor (the "Monthly Payment"), for that portion of the Monthly Payment determined by taking a fraction, the numerator of which is the sum of the Base Leasehold Improvement Allowance, and the denominator of which is the Approved Bid, and multiplying the Monthly Payment by such fraction. Lessee shall be solely responsible for paying the balance of any Monthly Payment as Additional Costs. If the total Approved Bid is in equal to or less than the sum of the Base Tenant Improvement Allowance, Lessor shall reimburse Lessee each month, within twenty (20) days of receipt of bills or invoices from Lessee representing the current Monthly Payment, for the entire Monthly Payment. It shall be a condition precedent to Lessor's obligation to reimburse Lessee for any Monthly Payment that Lessee shall have provided Lessor with unconditional lien releases and waivers from the Contractor, any subcontractors and/or any material suppliers providing goods or services for the Tenant Improvements, in the form required by California law, whereby such Contractor, any subcontractors and/or any material suppliers unconditionally waive any mechanics' or other statutory lien rights with respect to the current and/or any prior Monthly Payment made or to be made by Lessor to Lessee.

     11.  REQUIREMENTS. All construction and installation of the Tenant
          ------------
Improvements shall be subject to strict conformity with the following requirements:

          (a) Lessee shall give Lessor at least ten (10) days' prior written notice of commencement of the construction of the Tenant Improvements so that Lessor may post notices of non-responsibility in or upon the Leased Premises as provided by law;

          (b) All Tenant Improvements shall be constructed in a skillful and workmanlike manner,




    /s/ MM                                                          /s/ WRB
________________                                                ________________
LESSORS INITIALS                                                LESSEE'S INITALS
consistent with the best practices and standards of the construction industry, and pursued with diligence in accordance with the Approved Construction Plans and in full accord with all applicable laws, regulations and ordinances, including without limitation, the ADA. All material, equipment, and articles incorporated in the Tenant Improvements are to be new, and of recent manufacture, and of the most suitable grade for the purpose intended;

          (c) The Contractor shall maintain all of the insurance reasonably required by Lessor, including, without limitation, commercial general liability and workers' compensation insurance in the amounts specified in Article 11 of the Lease, and builder's risk and course of construction insurance in an amount not less than the total Tenant Improvement Costs. Lessee shall provide Lessor with certificates of insurance evidencing such insurance coverage by Contractor prior to commencing the construction of the Tenant Improvements.

          (d) Lessor may require performance and labor and materialmen's payment bonds issued by a surety approved by Lessor, in a sum equal to the Tenant Improvement Costs, guarantying the completion of the Tenant Improvements free and clear of all liens and other charges in accordance with the Approved Construction Plans. Such bonds shall name Lessor as beneficiary;

          (e) Construction of the Tenant Improvements must be performed in a manner such that it will not interfere with the quiet enjoyment of the other tenants in the Complex;

     12.  LIENS. Lessee shall keep the Leased Premises and the Complex in which
          -----
the Leased Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by Lessee in connection with the construction of the Tenant Improvements. In the event a mechanic's or other lien is filed against the Leased Premises or the Complex as a result of a claim arising through Lessee or the Tenant Improvements, Lessor may demand that Lessee furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to at least one hundred fifty percent (150%) of the amount of the contested lien claim or demand, indemnifying Lessor against liability for the same and holding the Leased Premises and Complex free from the effect of such lien or claim. Such bond must be posted within ten (10) days following notice from Lessor. In addition, Lessor may require Lessee to pay Lessor's attorneys' fees and costs in participating in any action to foreclose such lien if Lessor shall decide it is to its best interest to do so. In any event, Lessee shall indemnify', defend, protect and hold harmless Lessor from and against any and all claims, demands, expenses, actions, judgments, damages, penalties, fines, liabilities, losses, suits, costs and fees, including, but not limited to, reasonable attorneys' fees and expenses, incurred in connection with or related to a claim arising through Lessee or the Tenant Improvements.

     13.  DEMISING WALL. Lessor and Lessee agree that a demising wall (the
          -------------
"Wall") must be constructed between the Leased Premises and the adjoining space, and that such Wall may need to be constructed prior to Lessee's commencement or completion of the Tenant Improvements. Lessor shall have the right, exercisable upon prior notice to Lessee, to enter upon the Leased Premises as is reasonably necessary to construct the Wall, provided that Lessor has done the following:
(i) Lessor has provided Lessee with plans for the construction of the Wall (the "Wall Plans"), (ii) Lessee has reviewed and approved or disapproved such Wall Plans, such approval or disapproval to be given within five (5) business days following Lessee's receipt of the Wall Plans; in the event that Lessee disapproves the Wall Plans, Lessee shall notify Lessor in writing as to what specific changes need to made to the Wall Plans in order for Lessee to approve the same, and (iii) following Lessee's approval of the Wall Plans, Lessor gives Lessee notice of the date Lessor intends to commence construction of the Wall. Following completion of the Wall, Lessee agrees that Lessor may charge up to one-half(l/2) of the cost of designing, permitting and constructing the Wall, and one hundred percent (100%) of the costs of any special designs, improvements, utilities or services serving only the Leased Premises that Lessee specifies must be constructed along with, or placed within, the Wall (the "Wall Construction Costs"), to Lessee. Lessee shall pay the Wall Construction Costs to Lessor within ten (10) days after receipt of billing therefore, or Lessor may elect, in its sole discretion, to subtract the Wall Construction Costs from the Base Tenant Improvement Allowance.


    /s/ MM                                                          /s/ WRB
________________                                                ________________
LESSORS INITIALS                                                LESSEE'S INITALS

                                   EXHIBIT D

                        ACKNOWLEDGEMENT OF COMMENCEMENT

This Acknowledgement of Commencement is made as of ____________, 199__, with reference to that certain Lease Agreement (hereinafter referred to as the "Lease") dated ______________, l99__, by and between BEDFORD PROPERTY INVESTORS, INC., as "Lessor" therein, and CREDENCE SYSTEMS CORPORATION, as "Lessee", for the Leased Premises situated at 47513 Westinghouse Drive, Suite __, Fremont, CA 94539.

     The undersigned hereby confirms the following:

     1. That the Lessee accepted possession of the Leased Premise on _________________ 199__ and acknowledges that the Leased Premises are as represented by Lessor and in good order, condition and repair, and that the improvements, if any, required to be constructed for Lessee by Lessor under the Lease have been so constructed and are satisfactorily completed in all respects.

     2. That all conditions of said Lease to be performed by Lessor prerequisite to the full effectiveness of said Lease have been satisfied and that the Lessor has fulfilled all of its duties of an inducement nature.

     3. That in accordance with the provisions of said Lease the commencement date of the term is _______________________, and that, unless sooner terminated, the original term thereof expires on ______________________.

     4. That said Lease is in full force and effect and that the same represents the entire agreement between Lessor and Lessee concerning said Lease.

     5. That there are no existing defenses which Lessee has against the enforcement of said Lease by Lessor, and no offsets or credits against rentals.

     6. That the minimum rental obligation of said Lease is presently in effect and that all rentals, charges and other obligations on the part of Lessee under said lease commenced to accrue on ______________________.

     7. That the undersigned has not made any prior assignment, hypothecation or pledge of said Lease or of the rents hereunder.

LESSEE:

CREDENCE SYSTEMS CORPORATION

By: ___________________________________

Its: ___________________________________

Date: _________________________________





_________________                                              _________________
LESSOR'S INITIALS                                              LESSEE'S INITIALS

                                   EXHIBIT E

                             RULES AND REGULATIONS


1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on the Building or to any part thereof, or which is visible from the outside of the Building, without the prior written consent of Lessor, first had and obtained and Lessor shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Lessee.

     All approved signs or lettering on doors shall be printed, affixed or inscribed at the expense of Lessee by a person approved by Lessor.

     Lessee shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Leased Premises.

     Window covering desired by Lessee shall be approved by Lessor.

2. If a directory is located at the Building, it is provided exclusively for the display of the name and location of Lessee only and Lessor reserves the right to exclude any other names therefrom.

3. The sidewalks, passages, exits, entrances, and stairways in and around the Building shall not be obstructed by Lessee or used by it for any purpose other than ingress and egress from the Leased Premises. The passages, exits, entrances, stairways, and roof are not for the use of the general public and Lessor shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgement of Lessor shall be prejudicial to the safety, character, reputation and interests of the Building and its Lessees, provided that nothing herein contained shall be construed to prevent such access to persons with whom Lessee normally deals in the ordinary course of Lessee's business unless such persons are engaged in illegal activities. Neither Lessee nor any employees or invitees of Lessee shall go upon the roof of the Building.

4. Lessee shall not be permitted to install any additional lock or locks on any door in the Building unless written consent of Lessor shall have first been obtained. Two keys will be furnished by Lessor for every room. Each Lessee must, upon the termination of his tenancy, restore to the Lessor all keys of offices, and toilet rooms, either furnished to, or otherwise procured by, such Lessee and in the event of loss of any keys furnished to Lessee, such Lessee shall pay to the Lessor the cost of replacing the same or of changing the lock or locks opened by such lost key if Lessor shall deem it necessary to make such change.

5. The toilets, urinals and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no rubbish, newspapers, rags or other substances shall be thrown into them. Wastes and excessive or unusual use of water shall not be allowed. Lessee shall be responsible for any breakage, stoppage or damage resulting from the violation of this rule by Lessee or its employees or invitees.

6. Lessee shall not overload the floor of the Leased Premises or mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Leased Premises or any part thereof.

7. Lessee shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Leased Premises, or permit or suffer the Leased Premises to be occupied or used in a manner offensive or objectionable to Lessor or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other Lessees or those having business therein.

8. The Leased Premises shall not be used for washing clothes, for lodging, or for any improper, objectionable, immoral or illegal purposes.

9. Lessee shall not use or keep in the Leased Premises or the Building any kerosene, gasoline, or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Lessor.

10. Lessor will direct electricians as to the manner and location in which telephone and telegraph wires are to be introduced. No boring or cutting for wires will be allowed without the consent of Lessor. The location of telephones, call boxes, and other office equipment affixed to the Leased Premises shall be subject to the approval of Lessor.

11. Lessee shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Leased Premises in any manner except as approved by Lessor. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Lessee.

12. Lessor reserves the right to exclude or expel from the Building any person who, in the judgement of Lessor, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

13.  Lessee shall not disturb, solicit, or canvass any occupant of the Building.


    /s/ MM                                                          /s/ WRB
________________                                                ________________
LESSORS INITIALS                                                LESSEE'S INITALS

14. Without the written consent of Lessor, Lessee shall not use the name of the Building in connection with or in promoting or advertising the business of Lessee except as Lessee's address.

15. Lessee shall not permit any contractor or other person making any alterations, additions or installations within the Leased Premises to use the hallways, lobby, or corridors as storage or work areas without the prior consent of Lessor. Lessee shall be liable for and shall pay the expense of any additional cleaning or other maintenance required to be performed by Lessor as a result of the transportation or storage of materials or work performed within the Building by or for Lessee.

16. Lessee shall be entitled to use parking spaces as mutually agreed upon between Lessee and Lessor subject to such reasonable conditions and regulations as may be imposed from time to time by Lessor. Lessee agrees that vehicles of Lessee or its employees, or agents shall not park in driveways nor occupy parking spaces or other areas reserved for any use such as Visitors, Delivery, Loading, or other tenants anywhere in the complex except in parking spaces designated as such. Lessor or its agents, shall have the right to cause or be removed any car of Lessee, its employees or agents, that may be parked in unauthorized areas, and Lessee agrees to save and hold harmless Lessor, its agents and employees from any and all claims, losses, damages and demands asserted or arising in respect to or in connection with the removal of any such vehicle. Lessee, its employees, or agents shall not park campers, trucks or cars on the Leased Premises parking areas overnight or over weekends. Lessee will from time to time, upon request of Lessor, supply Lessor with a list of license plate numbers of vehicles owned or operated by its employees and agents.

17. Canvassing, soliciting and peddling is prohibited in the Building and each Lessee shall cooperate to prevent the same.

18. Lessor is not responsible for the violation of any rule contained herein by any other Lessees.

19. Lessor may waive any one or more of these rules for the benefit of any particular Lessee, but no such waiver shall be construed as a waiver of Lessor's right to enforce these rules against any or all Lessee's occupying the Building.

20. Lessee is responsible for purchasing and installing a security system of required by law or ordinance. The cost of purchasing and installation of any such system is the sole cost and expense of the Lessee.

21. The display, carrying, and use of pistols, rifles, shotguns and other firearms is prohibited in and about the Building, the parking lots and other common areas, except for authorized municipal, state and federal law enforcement personnel. Lessee and its employees, agents and invitees shall not display, carry or use any firearms within the Building, parking lots or other common areas.

22. Lessor reserves the right to make modifications hereto and such other and further rules and regulations as in its sole judgement may be required for the safety, care and cleanliness of the Leased Premises and the Building and for the preservation of good order therein. Lessee agrees to abide by all such rules and regulations.

    /s/ MM                                                          /s/ WRB
________________                                                ________________
LESSORS INITIALS                                                LESSEE'S INITALS